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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
DUKE ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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526 South Church Street
Charlotte, NC 28202-1802

March 20, 2008

Dear Shareholder:

            I am pleased to invite you to our annual meeting to be held on May 8, 2008, in the O. J. Miller Auditorium located in our Charlotte headquarters building.

            As explained in the enclosed proxy statement, at this year's meeting you will be asked to vote for the election of directors, to ratify the selection of the independent public accountant, to approve the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan and to consider any other business that may properly come before the meeting.

            It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Company. At Duke Energy's last annual meeting, in May, 2007, over 86 percent of Duke Energy's shares were represented in person or by proxy.

            Even if you plan to attend this year's meeting, it is a good idea to vote your shares now before the meeting, in the event your plans change. You may mark, date and sign the proxy card and return it using the enclosed, postage-paid envelope. Alternatively, you may also vote by telephone or the internet. Please follow the voting instructions that are printed on your enclosed proxy card.

            Whether you choose to vote by mail, telephone, or internet, your response is greatly appreciated.

            We hope you will find it possible to attend this year's meeting, and thank you for your continued interest in Duke Energy.

Sincerely,

James E. Rogers Chairman, President and Chief Executive Officer

Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202-1802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 8, 2008

March 20, 2008

            We will convene the annual meeting of shareholders of Duke Energy Corporation on Thursday, May 8, 2008, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.

            The purpose of the annual meeting is to consider and take action on the following:

    1.
    Election of directors;

    2.
    Ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant for 2008;

    3.
    Approval of the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan; and

    4.
    Transact any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

            Shareholders of record as of the close of business on March 13, 2008, are entitled to vote at the annual meeting. It is important that your shares be represented at this meeting.

            Whether or not you expect to be present at the annual meeting, please vote by marking, dating and signing the enclosed proxy card and return it using the enclosed, postage-paid envelope. You may also vote by telephone or internet. Please follow the voting instructions that are printed on your enclosed proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

By order of the Board of Directors.

Julia S. Janson Senior Vice President, Ethics and Compliance and Corporate Secretary

This proxy statement was first sent to shareholders on or about March 20, 2008.

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	On what am I voting?
A:	•	Election of directors;
	•	Ratification of Deloitte & Touche LLP ("Deloitte") as Duke Energy Corporation's ("Duke Energy") independent public accountant for 2008; and
	•	Approval of the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan.
Q:	Who can vote?
A:
Holders of Duke Energy's common stock as of the close of business on the record date, March 13, 2008, are entitled to vote, either in person or by proxy, at the annual meeting. Each share of Duke Energy common stock has one vote.
Q:	How do I vote?
A:	By Proxy – Before the annual meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:
	•	by telephone;
	•	by internet; or
	•	by completing and signing your proxy card and mailing it in time to be received prior to the annual meeting.

The telephone and internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or internet, please follow the instructions that are printed on your enclosed proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:
	•	FOR the election of all nominees for director;
	•	FOR the ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant for 2008; and
	•	FOR the approval of the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan.

We do not expect that any other matters will be brought before the annual meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person – You may come to the annual meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 13, 2008.
Q:	May I change or revoke my vote?
A:	Yes. You may change your vote or revoke your proxy at any time by:
• notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;
• providing another signed proxy that is dated after the proxy you wish to revoke;
• using the telephone or internet voting procedures; or,
• attending the annual meeting and voting in person.
Q:	Will my shares be voted if I do not provide my proxy?
A:
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors, for ratification of Deloitte as Duke Energy's independent public accountant for 2008 and for the approval of the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules.
Q:
As a participant in the Duke Energy Retirement Savings Plan, the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest) or the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393), how do I vote shares held in my plan account?
A:
If you are a participant in any of these plans, you have the right to provide voting directions to the plan trustee, by submitting your proxy card, for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the annual meeting, you are urged to deliver your instructions no later than May 2, 2008.
Q:	What constitutes a quorum?
A:
As of the record date, 1,263,504,919 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the annual meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange ("NYSE") listing standards, does not have discretionary authority to vote on a proposal.
Q:	What vote is needed to approve the matters submitted?
A:
Directors are elected by a plurality of the votes cast at the meeting, subject to the Board of Directors' policy regarding resignations for directors who do not receive a majority of "FOR" votes. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of a majority of the shares present and entitled to vote at the annual meeting is required to approve each of the other proposals. In tabulating the vote on any matter other than the election of directors, abstentions will have the same effect as votes against the matter and shares that are the subject of a broker "non-vote" will be deemed absent and will have no effect on the outcome of the vote.
Q:	Who conducts the proxy solicitation and how much will it cost?
A:
Duke Energy is requesting your proxy for the annual meeting and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and request proxies. Georgeson's fee for these services is $20,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

            The Board of Directors of Duke Energy currently consists of 12 members. However, the Board of Directors has decided to reduce the size of the board from 12 members to 11 members, beginning with the 2008 election. We have a declassified Board of Directors, which means all of the directors are voted on every year at the annual meeting.

            The Corporate Governance Committee, comprised of only independent directors, has recommended the following candidates as nominees for directors and the Board of Directors has approved their nomination for election:

            William Barnet, III; G. Alex Bernhardt, Sr.; Michael G. Browning; Daniel R. DiMicco; Ann Maynard Gray; James H. Hance, Jr.; James T. Rhodes; James E. Rogers; Mary L. Schapiro; Philip R. Sharp; and Dudley S. Taft.

            If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

William Barnet, III
Director of Duke Energy or its predecessor companies since 2005
Chairman, President and Chief Executive Officer
The Barnet Company Inc. and Barnet Development Corporation
Age 65

Mr. Barnet has served as Chairman, President and CEO of The Barnet Company Inc. since 2001 and Barnet Development Corporation since 1990. Both companies are real estate and investment firms. Mr. Barnet is the mayor of Spartanburg, S.C. and is also a member of the board of directors of Bank of America. In March 2006, Mr. Barnet was named as a Trustee of the Duke Endowment.

G. Alex Bernhardt, Sr.
Director of Duke Energy or its predecessor companies since 1991
Chairman and CEO
Bernhardt Furniture Company
Age 65

Mr. Bernhardt has been associated with Bernhardt Furniture Company, a furniture manufacturer, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996.

Michael G. Browning
Director of Duke Energy or its predecessor companies since 1990
Chairman and President
Browning Investments, Inc.
Age 61

Mr. Browning has been Chairman and President of Browning Investments, Inc., a real estate development firm, since 1981. He also serves as owner, general partner or managing member of various real estate entities.

Daniel R. DiMicco
Director of Duke Energy or its predecessor companies since 2007
Chairman, President and Chief Executive Officer
Nucor Corporation
Age 57

Mr. DiMicco has served as President and Chief Executive Officer of Nucor Corporation, a steel company, since 2000. He has been a member of the Nucor Board of Directors since 2000 and has served as its Chairman since 2006. Mr. DiMicco is a former chair of the American Iron and Steel Institute.

Ann Maynard Gray
Director of Duke Energy or its predecessor companies since 1994
Former Vice President, ABC, Inc. and
Former President, Diversified Publishing Group of ABC, Inc.
Age 62

Ms. Gray was President, Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. Ms. Gray has served as a director for various public companies, including Duke Energy Corporation, for a number of years. She is currently a director of Elan Corporation, plc and The Phoenix Companies, Inc.

James H. Hance, Jr.
Director of Duke Energy or its predecessor companies since 2005
Former Vice Chairman and Chief Financial Officer
Bank of America
Age 63

Mr. Hance was Vice Chairman of Bank of America from 1994 until his retirement in 2005 and served as Chief Financial Officer from 1988 to 2004. Since retiring in 2005, Mr. Hance has served as a director for various public companies, including Duke Energy Corporation. Mr. Hance is a certified public accountant and spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). He is a director of Sprint Nextel Corporation, Cousins Properties Incorporated and Rayonier Inc.

James T. Rhodes
Director of Duke Energy or its predecessor companies since 2001
Retired Chairman, President and CEO
Institute of Nuclear Power Operations
Age 66

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation, from 1998 to 1999 and Chairman, President and CEO from 1999 until his retirement in 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. Dr. Rhodes is a member of the Advisory Council for the Electric Power Research Institute.

James E. Rogers
Director of Duke Energy or its predecessor companies since 1988
Chairman, President and Chief Executive Officer
Duke Energy Corporation
Age 60

Mr. Rogers has served as President, CEO and a member of the Board of Directors of Duke Energy since its merger with Cinergy Corp. in 2006 and has served as Chairman since 2007. Mr. Rogers was Chairman and CEO of Cinergy Corp. from 1994 until its merger with Duke Energy. He was formerly Chairman, President and CEO of PSI Energy, Inc. from 1988 until 1994. Mr. Rogers is a director of Fifth Third Bancorp and CIGNA Corporation.

Mary L. Schapiro
Director of Duke Energy or its predecessor companies since 1999
Chief Executive Officer
Financial Industry Regulatory Authority
Age 52

Ms. Schapiro serves as CEO of the Financial Industry Regulatory Authority, created in 2007 through the consolidation of the National Association of Securities Dealers ("NASD") and the member regulation, enforcement and arbitration functions of the NYSE. She previously served as Chairman and CEO of the NASD, as Chairman of the Commodity Futures Trading Commission and as a Commissioner on the Securities and Exchange Commission. She is currently a director of Kraft Foods Inc.

Philip R. Sharp
Director of Duke Energy or its predecessor companies since 2007
President
Resources for the Future
Age 65

Dr. Sharp has served as President of Resources for the Future since 2005. He joined Duke Energy's Board of Directors in 2007, having previously served on the board of directors of one of its predecessor companies from 1995 to 2006. Dr. Sharp was a member of Congress from Indiana for 20 years, serving on the House Energy and Commerce Committee. He currently serves as Congressional Chair of the non-profit National Commission on Energy Policy.

Dudley S. Taft
Director of Duke Energy or its predecessor companies since 1985
President and CEO
Taft Broadcasting Company
Age 67

Mr. Taft has served as President and CEO of Taft Broadcasting Company, which holds investments in media-related activities, since 1987. He is a director of Fifth Third Bancorp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors' Meetings and Attendance

            The Board of Directors of Duke Energy met 8 times during 2007. No director attended less than 75% of the total of the Board of Directors' meetings and the meetings of the committees upon which he or she served. Ms. Gray was appointed as lead director on April 4, 2006. The lead director is responsible for presiding at Board of Directors' meetings when the Chairman is not present, presiding at executive sessions of the nonmanagement directors, assisting in development of the Board of Directors' meeting agendas with the Chairman and serving as a liaison between the independent directors and the Chairman and the Chief Executive Officer. Directors are encouraged to attend the annual meeting of shareholders. All members of the Board of Directors attended Duke Energy's last annual meeting of shareholders on May 10, 2007.

Independence of Directors

            The Board of Directors may determine a director to be independent if the Board of Directors has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors in the interim, at such time.

            The Board of Directors has determined that none of the directors, other than Mr. Rogers, has a material relationship with Duke Energy or its subsidiaries, and are, therefore, independent under the listing standards of the NYSE. In arriving at this determination, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Duke Energy and its subsidiaries.

            To assist in this determination, the Board of Directors adopted the following categorical standards for relationships that are deemed not to impair a director's independence:

Relationship		Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.	•	Utility services must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
The director or immediate family member holds securities issued publicly by Duke Energy or its subsidiaries.	•	The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Duke Energy or its subsidiaries.	• •
The compensation cannot be contingent in any way on continued service, and

The director has not been employed by Duke Energy or any company that was a subsidiary of Duke Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Duke Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Business Relationships

Payments for property or services are made between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.	• •
Payment amounts must not exceed the greater of $1,000,000 and 2% of the associated company's revenues in any of its last three fiscal years, and

Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.
Indebtedness is outstanding between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member.	• •
Indebtedness amounts must not exceed 5% of the associated company's assets in any of its last three fiscal years, and

Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	The business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	If the immediate family member lives in the director's home, the business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	•	None

Charitable Relationships

Charitable donations or pledges are made by Duke Energy or its subsidiaries to a charity associated* with the director or immediate family member.	•	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity's revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.	•
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.

Payments for property or services are made between Duke Energy or its subsidiaries and a charity associated* with the director or immediate family member.	•	Relationships must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms or subject to competitive bidding.

*
An "associated" company or charity is one (a) for which the director or immediate family member is an officer, director, advisory board member, trustee, general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%.

            For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. For purposes of the contribution relationship described under "Charitable Relationships" above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board of Directors' Committees

            The Board of Directors has the five standing committees described below:

  •
  The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent public accountants. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging External Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent public accountants and review such policy annually. See page 17 for additional information on the Audit Committee's pre-approval policy.

    The Board of Directors has determined that Dr. Rhodes and Ms. Schapiro are "audit committee financial experts" as such term is defined in Item 401(h) of Regulation S-K. See above for a description of their business experience.

    This Committee met 12 times in 2007. During 2007, the Audit Committee members were Mr. Cox (Chair), Mr. Barnet, Mr. Bernhardt, Dr. Rhodes and Ms. Schapiro. Currently, the members are Mr. Cox (Chair), Mr. Bernhardt, Dr. Rhodes, Ms. Schapiro and Dr. Sharp. Each of these members has been determined to be "independent" within the meaning of Sections 303A.02, 303A.06 and 303A.07 of the NYSE's listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the company's categorical standards for independence. In addition, each of these members meets the expertise requirements for audit committee membership under the NYSE's rules and the rules and regulations of the Securities and Exchange Commission ("SEC").

  •
  The Compensation Committee establishes and reviews the overall compensation philosophy, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, the compensation program. This Committee also makes recommendations to the Board of Directors on compensation for outside directors.

    This Committee met 9 times in 2007. During 2007, the Compensation Committee members were Mr. Hance (Chair), Mr. Browning, Ms. Gray and Mr. Taft. Each of these members has been determined to be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, "independent" within the meaning of Section 303A.02 of the NYSE's listing standards and the company's categorical standards for independence, and an "outside director" under the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently, the members are Mr. Hance (Chair), Mr. Browning, Mr. DiMicco, Ms. Gray and Mr. Taft. All current members are considered to be "independent" under the NYSE rules, "outside directors" within the meaning of Section 162(m) and, other than Mr. DiMicco, "non-employee directors" within the meaning of Rule 16b-3.

  •
  The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board of Directors the slate of nominees, including any nominees recommended by shareholders, for director for each year's annual meeting and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The Committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors.

    This Committee met 7 times in 2007. During 2007, the Corporate Governance Committee members were Ms. Gray (Chair), Mr. Browning and Ms. Schaprio. Currently, the members are Ms. Gray (Chair), Mr. Browning, Mr. DiMicco and Ms. Schapiro. Each of these members has been determined to "independent" within the meaning of Section 303A.02 of the NYSE's listing standards and the company's categorical standards for independence.

  •
  The Finance and Risk Management Committee reviews Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, reviews Duke Energy's risk exposure as related to overall company portfolio and impact on earnings and reviews the financial impacts of major transactions as related to mergers, acquisitions, reorganizations and divestitures.

    This Committee met 7 times in 2007. During 2007, the Finance and Risk Management Committee members were Mr. Barnet (Chair), Mr. Browning, Ms. Gray and Mr. Hance. Currently, the members are Mr. Barnet (Chair), Mr. Browning, Ms. Gray, Mr. Hance and Mr. Taft.

  •
  The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management authority, responsibility or accountability.

    This Committee met 4 times in 2007. During 2007, the Nuclear Oversight Committee members were Dr. Rhodes (Chair), Mr. Barnet, Mr. Bernhardt and Mr. Taft. Currently, the members are Dr. Rhodes (Chair), Mr. Barnet, Mr. Bernhardt and Dr. Sharp.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/investors/corporate-governance.asp and are available in print to any shareholder upon request.

Board of Directors Committee Membership Roster (as of March 13, 2008)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight
William Barnet, III				•	X
G. Alex Bernhardt, Sr.	X				X
Michael G. Browning		X	X	X
Phillip R. Cox	•
Daniel R. DiMicco		X	X
Ann Maynard Gray		X	•	X
James H. Hance, Jr.		•		X
James T. Rhodes	X				•
James E. Rogers
Mary L. Schapiro	X		X
Philip R. Sharp	X				X
Dudley S. Taft		X		X

•
Committee Chair

Directors' Compensation

            Annual Retainer and Fees.    Effective May 10, 2007, the retainer and meeting fees paid to our outside directors consisted of:

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)	In-Person Attendance at Meetings Held in Conjunction With a Regular Board of Directors Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board of Directors Meeting	Telephonic Participation in Meetings
Annual Board of Directors Retainer (Cash)	$50,000
Annual Board of Directors Retainer (Stock)	$100,000
Board of Directors Meeting Fees		$2,000	$2,500	$2,000
Annual Lead Director Retainer	$20,000
Annual Audit Committee Chair Retainer	$20,000
Annual Chair Retainer (Other Committees)	$8,500
Audit Committee Meeting Fees		$3,000	$2,500	$2,000
Nuclear Oversight Committee Meeting Fees		$4,000	$2,500	$2,000
Other Committee Meeting Fees		$2,000	$2,500	$2,000

            Annual Stock Retainer for 2007.    In May, 2007, the annual stock retainer was increased from $75,000 to $100,000. At that time, each director, other than Mr. DiMicco and Dr. Sharp, received 4,960 shares of stock as his or her annual stock retainer. Mr. DiMicco and Dr. Sharp, who joined the Board of Directors on October 25, 2007, received a prorated portion of the annual stock retainer amounting to 2,886 shares. The shares were granted under the Duke Energy Corporation 2006 Long-Term Incentive Plan.

            Deferral Plans and Stock Purchases.    Generally, directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer such compensation under the Duke Energy Corporation Directors' Savings Plan. Deferred amounts are credited to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director. Each outside director will receive deferred amounts credited to his or her account generally following termination of his or her service from the Board of Directors, in accordance with his or her distribution elections.

            Charitable Giving Program.    Duke Energy maintains a Directors' Charitable Giving Program. Eligibility for this program has been frozen and only Ms. Gray is eligible. No director who is not currently eligible may become eligible in the future. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that donations be made under this program during the director's lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In 2007, no donations were made on behalf of our current directors. Duke

Energy maintains life insurance policies upon eligible directors to fund donations under the program. In addition, The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which directors (and current and retired employees) are eligible for matching contributions of up to $5,000 per director per calendar year to qualifying institutions.

            Expense Reimbursement and Insurance.    Duke Energy provides travel insurance to directors, the amount of which was increased from $250,000 to $500,000 on May 10, 2007, and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board of Directors and Committee meetings and special functions.

            Gifts.    Duke Energy presented a holiday gift in 2007 to each independent director of the Board of Directors as of December 31, 2007. The aggregate cost of all the gifts was approximately $4,114.

            Stock Ownership Guidelines.    Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Duke Energy common stock (or common stock equivalents) of 4,000 shares. All directors whose stock ownership target date was on or before December 31, 2007, have met the ownership target.

            The following table describes the compensation earned during 2007 by each individual who served as an outside director during 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
William Barnet, III	104,083	120,870	0	0	619	225,572
G. Alex Bernhardt, Sr.	113,500	113,289	798	8,484	619	236,690
Michael G. Browning	104,500	99,944	0	0	5,619	210,063
Phillip R. Cox	111,000	99,944	0	0	619	211,563
Daniel R. DiMicco(1)	15,739	53,997	0	0	420	70,156
Ann Maynard Gray	152,000	134,215	798	0	1,869	288,882
James H. Hance, Jr.	99,000	120,870	0	0	619	220,489
James T. Rhodes	127,000	113,289	798	0	3,394	244,481
Mary L. Schapiro	103,000	99,944	0	0	5,619	208,563
Philip R. Sharp(1)	16,739	53,997	0	0	420	71,156
Dudley S. Taft	88,000	99,944	0	0	619	188,563

(1)
Effective October 25, 2007, Mr. DiMicco and Dr. Sharp were appointed to the Board of Directors of Duke Energy.

(2)
These columns reflect the aggregate dollar amount recognized for financial statement reporting purposes for 2007 with respect to the stock retainer and outstanding phantom share and option awards, and include amounts attributable to awards granted in prior years. The aggregate dollar amount was determined in accordance with the provision of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments (FAS 123R), but without regard to any estimate of forfeitures related to a service-based vesting condition. See Note 20 of the consolidated financial statements in Duke Energy's Form 10-K, as filed with the SEC for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. The full grant date fair value of the fully vested shares of Duke Energy common stock granted to each director during 2007, with the exception of Mr. DiMicco and Dr. Sharp, computed in accordance with FAS 123R, is $20.15, and the full grant date fair value of the shares granted to Mr. DiMicco and Dr. Sharp during 2007, computed in accordance with FAS 123R, is $18.71. As of December 31, 2007, the aggregate number of outstanding option and phantom share awards, covering Duke Energy and Spectra Energy shares, for each director was as follows:

Name	Duke Energy Phantom Shares (#)	Spectra Energy Phantom Shares (#)	Duke Energy Stock Options (#)	Spectra Energy Stock Options (#)
William Barnet, III	0	0	0	0
G. Alex Bernhardt, Sr.	2,376	1,188	19,600	9,800
Michael G. Browning	0	0	0	0
Phillip R. Cox	0	0	0	0
Daniel R. DiMicco	0	0	0	0
Ann Maynard Gray	2,376	1,188	19,600	9,800
James H. Hance, Jr.	0	0	0	0
James T. Rhodes	2,376	1,188	8,000	4,000
Mary L. Schapiro	0	0	35,100	17,550
Philip R. Sharp	0	0	0	0
Dudley S. Taft	0	0	15,600	7,800
(3)
Includes above-market interest earned on a grandfathered investment fund previously provided under a predecessor plan to the Duke Energy Corporation Directors' Savings Plan. Participants can no longer defer compensation into the grandfathered investment fund, but continue to be credited with interest at the fixed rate on amounts previously deferred to such fund.

(4)
As described in the following table, All Other Compensation for 2007 includes matching gift contributions made by The Duke Energy Foundation in the director's name to a charitable organization, a business travel accident insurance premium of $2,296 that was prorated among the directors based on their actual service on the Duke Energy Board of Directors during 2007 and a holiday gift.

Name	Business Travel Accident Insurance ($)	Matching Charitable Contributions ($)	Holiday Gift ($)	Total ($)
William Barnet, III	245	0	374	619
G. Alex Bernhardt, Sr.	245	0	374	619
Michael G. Browning	245	5,000	374	5,619
Phillip R. Cox	245	0	374	619
Daniel R. DiMicco	46	0	374	420
Ann Maynard Gray	245	1,250	374	1,869
James H. Hance, Jr.	245	0	374	619
James T. Rhodes	245	2,775	374	3,394
Mary L. Schapiro	245	5,000	374	5,619
Philip R. Sharp	46	0	374	420
Dudley S. Taft	245	0	374	619

PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008

            Representatives of Deloitte are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Information on Deloitte's fees for services rendered in 2006 and 2007 follows:

Type of Fees	FY 2006	FY 2007
	(in millions)
Audit Fees(a)	$16,000,000	$11,580,000
Audit-Related Fees(b)	4,700,000	1,607,000
Tax Fees(c)	1,500,000	1,608,000
All Other Fees(d)	100,000	10,000

Total Fees	$22,300,000	$14,805,000

(a)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the audit of Duke Energy's consolidated financial statements included in Duke Energy's annual report on Form 10-K and review of financial statements included in Duke Energy's quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards and include comfort and consent letters in connection with SEC filings and financing transactions.

(b)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy's financial statements, including assistance with acquisitions and divestitures, internal control reviews, and employee benefit plan audits.

(c)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

(d)
All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

            To safeguard the continued independence of the independent public accountant, the Audit Committee adopted a policy that provides that the independent public accountants are only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain categorical fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must pre-approve the service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically pre-approved by the Audit Committee. All services performed in 2007 for Duke Energy by the independent public accountant were approved by the Audit Committee pursuant to its pre-approval policy.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008.

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED DUKE ENERGY CORPORATION EXECUTIVE SHORT-TERM INCENTIVE PLAN

Introduction

            The Board of Directors of Duke Energy considers short-term incentive compensation to be an essential tool to attract, motivate and retain our officers and key employees and to align their interests with the interests of the shareholders. Consistent with this view, on February 26, 2008, the Board of Directors unanimously adopted, subject to the approval of Duke Energy's shareholders at the annual meeting, the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan (the "Amended STI Plan"). The Amended STI Plan amends and restates the existing Duke Energy Corporation Executive Short-Term Incentive Plan (the "Existing STI Plan") and will help Duke Energy maintain the flexibility that it needs to keep pace with its competitors and effectively attract, motivate and retain the caliber of employees essential to its success.

            The shareholders are asked to approve the Amended STI Plan in order to help Duke Energy preserve its federal income tax deductions. In particular, Section 162(m) of the Code generally prevents a publicly-held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as "performance-based compensation." In order to qualify as "performance-based compensation," among other conditions, the shareholders must re-approve the material terms of the performance goals every five years. The Existing STI Plan was last approved by Duke Energy's shareholders in 2003.

            The Amended STI Plan is generally a continuation of the Existing STI Plan, with the following changes. First, in order to provide additional flexibility over the next five years, at which time the shareholders must re-approve the Amended STI Plan in order to continue to qualify for the "performance-based compensation" exception to Section 162(m) of the Code, several potential performance targets have been added to the plan. Second, the maximum amount that can be paid to any one individual with respect to a year has been increased from $4,000,000 to $6,000,000. Finally, various technical amendments have been made to the plan.

            In the event that the shareholders do not approve the Amended STI Plan, no award opportunities will be made under the plan. Nonetheless, Duke Energy retains the discretion to make awards outside of the Amended STI Plan without regard to whether such awards would be deductible under Section 162(m) of the Code.

            The following is a summary of the Amended STI Plan, and is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached as Appendix A to this proxy statement.

Summary of the Plan

            Purpose.    The purpose of the Amended STI Plan is to benefit and advance the interests of Duke Energy by rewarding selected executive officers of Duke Energy and its subsidiaries for their contributions to Duke Energy's financial success and thereby motivate them to continue to make such contributions in the future.

            Administration.    The Amended STI Plan is administered by the Compensation Committee of the Board of Directors, or a subcommittee thereof comprised solely of "outside directors" within the meaning of Section 162(m) of the Code.

            Eligibility.    Eligibility for participation in the Amended STI Plan is limited to executive officers. At this time, we anticipate that 10 individuals will participate in the Amended STI Plan.

            Awards.    No later than 90 days after the commencement of each fiscal year of Duke Energy, the Compensation Committee (or a subcommittee thereof) will establish (i) the executive officers that are eligible to participate in the Amended STI Plan for the year, (ii) the performance targets for the year, and (iii) the target awards that correspond to the performance targets for each participant. The aggregate amount of all awards to any participant for any year may not exceed $6,000,000.

            Performance Targets.    If awards for a year are intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance targets will be established in terms of specified levels of any of the following business measures, which may be applied with respect to Duke Energy, or any of its subsidiaries or business units, or with respect to any plan participant, and which may be measured on an absolute or relative to peer group basis or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; status of construction projects; legislative efforts; new technology development; environmental efforts; and, individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. Alternatively, if awards for a year are not intended to qualify as performance-based compensation under Section 162(m) of the Code, then the Compensation Committee (or subcommittee thereof) may establish performance targets in terms of any strategic objectives it may specify.

            Certification and Payment.    After the end of each year, the Compensation Committee (or a subcommittee thereof) will review the necessary financial or other information for that year and certify in writing whether any performance target has been achieved, and, if so, the highest performance target that has been achieved. If any performance target has been achieved, the awards will be calculated based on the target award that corresponds to the highest performance target achieved for the year. Nonetheless, the Compensation Committee (or a subcommittee thereof) may, in its sole discretion, reduce the amount of any award to reflect its assessment of the participant's individual performance, to reflect the failure of the participant to remain in the continuous employ of Duke Energy or its subsidiaries throughout the year, or for any other reason.

            Payment.    The resulting awards, if earned, will be paid in cash as promptly as practicable after the certification. In order to qualify for an exception to Section 409A of the Code, the Amended STI Plan states that in all events the awards must be paid no later than two and one-half months following the end of the calendar year in which the performance period ends. The Compensation Committee (or a subcommittee thereof), in its sole discretion, may permit a participant to elect to defer payment of all or any portion of the award by making a deferral election on such terms and conditions as it may establish. In the event a participant terminates employment with Duke Energy and its subsidiaries for any reason prior to the last day of the year, the participant shall not be entitled to payment of an award with respect to that year, unless otherwise determined by the Compensation Committee (or a subcommittee thereof) in its sole discretion.

            Amendment and Termination.    The Amended STI Plan will continue in effect until terminated by the Board of Directors. The Compensation Committee may at any time amend or otherwise modify the Amended STI Plan as it deems advisable, and must obtain shareholder approval for the amendment if required to comply with the performance-based compensation exception to Section 162(m) of the Code.

Plan Benefits

            Future benefits to be received by a person or group under the Amended STI Plan are not determinable at this time and will depend on individual and corporate or business unit performance. Actual awards under the Existing STI Plan to our named executive officers for 2007 are reported in this proxy statement in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The aggregate amount paid to all individuals who were executive officers (including our named executive officers) as of December 31, 2007 under the Existing STI Plan for 2007 is $5,099,442. Directors and employees other than executive officers are not eligible to participate in the Amended STI Plan; however, other eligible employees receive similar short-term incentive opportunities.

            The following table shows information about securities to be issued upon exercise of outstanding options, warrants and rights under Duke Energy's equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,973,689	(2)	$17.86	57,280,310	(3)
Equity compensation plans not approved by security holders	1,877,646	(4)	16.60	None
Total	17,851,335		$17.72	57,280,310

(1)
Duke Energy has not granted any warrants or rights under any equity compensation plans. Amounts do not include 4,465,298 outstanding options with a weighted average exercise price of $13.80 assumed in connection with various mergers and acquisitions.

(2)
Does not include 5,978,348 shares of Duke Energy common stock to be issued upon vesting of phantom stock and performance share awards outstanding as of December 31, 2007.

(3)
Includes 12,280,310 shares remaining available for issuance for awards of restricted stock, performance shares or phantom stock under the Duke Energy Corporation 2006 Long-Term Incentive Plan.

(4)
Does not include 322,775 shares of Duke Energy common stock to be issued upon vesting of phantom stock and performance share awards outstanding as of December 31, 2007.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED DUKE ENERGY CORPORATION EXECUTIVE SHORT-TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table indicates the amount of Duke Energy common stock beneficially owned by the directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the Named Executive Officers), and all directors and executive officers as a group as of March 13, 2008.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
William Barnet, III	18,506	*
Henry B. Barron, Jr.(2)	150,061	*
G. Alex Bernhardt, Sr.	91,708	*
Michael G. Browning	149,019	*
Phillip R. Cox	18,337	*
Daniel R. DiMicco	3,667	*
Ann Maynard Gray	80,399	*
James H. Hance, Jr.	33,008	*
David L. Hauser	317,243	*
Marc E. Manly	13,613	*
James T. Rhodes	37,837	*
James E. Rogers	3,013,739	*
Mary L. Schapiro	56,402	*
Philip R. Sharp	8,446	*
Dudley S. Taft	103,943	*
James L. Turner	250,210	*
Directors and executive officers as a group (22)	4,874,313	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within sixty days of March 13, 2008: Mr. Barnet – 2,689; Mr. Barron – 61,150; Mr. Bernhardt – 22,591; Mr. Browning – 8,385; Mr. Cox – 8,385; Mr. DiMicco – 0; Ms. Gray – 19,600; Mr. Hance – 0; Mr. Hauser – 212,389; Mr. Manly – 4,936; Dr. Rhodes – 8,000; Mr. Rogers – 1,465,952; Ms. Schapiro – 39,344; Dr. Sharp – 1,560; Mr. Taft – 15,600; Mr. Turner – 155,864; and all directors and executive officers as a group – 2,358,479.

(2)
Mr. Barron has announced that he will retire from Duke Energy on March 31, 2008.

            The following table lists the beneficial owners of 5% or more of Duke Energy's outstanding shares of common stock as of December 31, 2007. This information is based on the most recently available reports filed with the SEC and provided to us by the companies listed.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned		Percentage
State Street Bank and Trust Company	98,014,417	(1)	7.77%

(1)
According to the Schedule 13G filed by State Street Bank and Trust Company, these shares are beneficially owned by its clients, and State Street Bank and Trust Company has sole voting power with respect to 48,357,213 shares, shared voting power with respect to 49,657,204 shares, and sole dispositive power with respect to none of these shares.

REPORT OF THE AUDIT COMMITTEE

            The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2007.

            The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Duke Energy's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.duke-energy.com/investors/corporate-governance.asp.

            The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP ("Deloitte"), Duke Energy's independent public accountants. Management is responsible for the preparation, presentation and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States ("GAAP"), as well as expressing an opinion on the effectiveness of internal control over financial reporting.

            The Audit Committee reviewed Duke Energy's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with GAAP.

            In addition, management completed the documentation, testing and evaluation of Duke Energy's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of Duke Energy's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Duke Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 ("Form 10-K") filed with the SEC, as well as Deloitte's Report of Independent Registered Public Accounting Firm included in Duke Energy's Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Duke Energy's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2008.

            The Audit Committee has discussed with Deloitte the matters required to be discussed by professional and regulatory requirements, including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding The Auditors' Communications with Those Charged with Governance. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees," that relates to Deloitte's independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

            Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Duke Energy's Form 10-K, for filing with the SEC.

Audit Committee
Phillip R. Cox (Chair) William Barnet, III G. Alex Bernhardt, Sr. James T. Rhodes Mary L. Schapiro

REPORT OF THE COMPENSATION COMMITTEE

            The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Duke Energy's Form 10-K and this Proxy Statement.

Compensation Committee
James H. Hance, Jr. (Chair) Michael G. Browning Ann Maynard Gray Dudley S. Taft

COMPENSATION DISCUSSION AND ANALYSIS

            The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for the named executive officers and give context for the numbers and narrative descriptions that follow. As the Compensation Committee of the Board of Directors of Duke Energy is responsible for making the compensation decisions for Duke Energy's executive officers, including the named executive officers, the discussion begins with a brief overview of the Compensation Committee and its processes, followed by an outline of the objectives and details of Duke Energy's compensation program.

Compensation Committee Overview

            In 2007, the Compensation Committee was comprised entirely of outside directors, each of whom was considered to be "independent" under the applicable listing standards of the NYSE, to be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and to be an "outside director" within the meaning of Section 162(m) of the Code. Currently, the Committee members are Mr. Hance (Chairman), Mr. Browning, Mr. DiMicco, Ms. Gray and Mr. Taft. All current members of the Compensation Committee are considered to be "independent" under the NYSE rules, to be "outside directors" within the meaning of Section 162(m) of the Code and, other than Mr. DiMicco, to be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

            The Compensation Committee operates pursuant to a written charter adopted by the full Board of Directors, which is available on our website at www.duke-energy.com/investors/corporate-governance.asp. The responsibilities of the Compensation Committee are to: (1) establish and review the overall compensation philosophy of Duke Energy; (2) review and approve the annual salary, short-term incentive opportunities, long-term incentive opportunities, and other benefits of the Chief Executive Officer and other executive officers; (3) review and approve any employment or severance agreement entered into with an executive officer; (4) approve equity grants under Duke Energy's long-term incentive plan; (5) review the effectiveness of Duke Energy's compensation program in obtaining desired results and approve any changes thereto; and, (6) review and recommend to the full Board of Directors the compensation of outside directors.

Compensation Committee Meetings

            The Compensation Committee meets as often as is necessary to perform its duties and responsibilities. In 2007, the Compensation Committee met 9 times and has met 3 times so far in 2008. The Compensation Committee's Chairman works with management to establish the meeting agendas. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials the Compensation Committee has specifically requested. Depending on the agenda for a particular meeting, these materials may include such things as information relating to: (1) the competitiveness of executive and/or director compensation programs based on market data; (2) the total compensation provided to executives; (3) trends in compensation and/or benefits; (4) executive and director stock ownership levels; and, (5) corporate and individual performance compared to predetermined objectives.

Compensation Committee Advisors

            The Compensation Committee Charter authorizes the Compensation Committee to engage advisors and compensation consultants. The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. Frederic W. Cook & Company, Inc. performs such tasks as the Compensation Committee or its Chairman may request, and does not meet separately with the Chief Executive Officer of Duke Energy. The Compensation Committee's consultant provides advice to the Compensation Committee as follows:

  •
  Prior to each Compensation Committee meeting, the consultant meets with the Compensation Committee Chairman and management to discuss and finalize the proposed agenda and meeting materials.

  •
  A representative of the consultant generally attends each Compensation Committee meeting and provides advice to the Compensation Committee at the meetings, including reviewing and commenting on the benchmarking information provided by management and used to establish the compensation of the executive officers and directors.

  •
  The consultant is available for consultation with the Chairman of the Compensation Committee.

  •
  Upon the request of the Compensation Committee, the consultant provides analysis with respect to specific projects and information regarding trends and competitive practices. For example, the consultant was recently asked to provide the Compensation Committee with an analysis of the competitiveness of the 2007 long-term incentive program.

  •
  Periodically, the consultant meets with management (other than the Chief Executive Officer) to discuss strategic issues with respect to executive compensation, but only when approved by the Chairman of the Compensation Committee, and to assist the consultant in its engagement with the Compensation Committee. For example, management recently met with the consultant to discuss a general strategy for the 2008 long-term incentive program.

  •
  The consultant meets periodically with the Compensation Committee in executive session and meets periodically with the Corporate Governance Committee to discuss the compensation of the Chief Executive Officer.

  •
  The Compensation Committee's consultant has been instructed that it shall provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than consulting with the Compensation Committee. The independent consultant may, however, meet with management in fulfilling its engagement with the Compensation Committee.

Compensation Committee Effectiveness

            As required in its charter, the Compensation Committee reviews its performance annually. Based on the results of this self-evaluation, the Compensation Committee modifies its procedures to improve its effectiveness.

Management's Role in the Compensation-Setting Process

            The most significant aspects of management's role in the compensation-setting process are (1) recommending compensation programs, compensation policies, compensation levels and incentive opportunities that are consistent with Duke Energy's business strategies; (2) compiling, preparing and distributing materials for Compensation Committee meetings, including market data; (3) recommending performance targets and objectives; and, (4) assisting in the evaluation of employee performance. Each year, management reviews the performance of each executive within the purview of the Compensation Committee (other than the Chief Executive Officer, whose performance is reviewed by the Corporate Governance Committee). The conclusions reached and recommendations based on these reviews, including with respect to any salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying recommended adjustments and awards for executives.

Objectives of the Compensation Program

            The guiding principle of Duke Energy's compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned, with significant upside and downside potential depending upon actual results as compared to predetermined measures of success. As discussed in more detail below, historically, more than half of the compensation opportunity of the executive officers has been provided in the form of short-term and long-term incentives. These incentives yield varying levels of compensation, including no compensation in the event of poor performance, depending upon the extent to which predetermined corporate, operational and individual goals are achieved. The Compensation Committee also believes that Duke Energy's overall compensation levels should be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results, while at the same time be set at responsible levels. Consistent with these principles, the Compensation Committee has approved compensation programs intended to:

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  attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and lines of business;

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  motivate executives and key employees to achieve strong financial and operational performance;

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  emphasize performance-based compensation, which balances rewards for short-term and long-term results;

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  reward individual performance;

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  link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and,

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  encourage long-term commitment to Duke Energy.

Setting Executive Compensation Consistent with Duke Energy's Compensation Philosophy

            In December of each year, the Compensation Committee generally reviews each component of the compensation, including base pay, short-term incentive opportunities and long-term incentive opportunities, of each executive officer, considering the appropriate external and internal data (as described below) with any resulting adjustments to be effective on the first day of the following year. As part of its decision-making process, the Compensation Committee:

  •
  reviews data from market surveys and proxy statements, as available, to assess competitiveness and ensure that its compensation actions are appropriate, reasonable and consistent with its philosophy, in light of the various markets in which Duke Energy competes for talent;

  •
  focuses on skills, experience and other factors, such as developmental and rotational assignments, that may impact the competitiveness of compensation for a given year;

  •
  focuses on equity-based compensation (i.e., long-term incentive compensation), to ensure it constitutes a significant component of the compensation opportunities for the executive officers in furtherance of the Compensation Committee's objective of aligning executives' and shareholders' interests and to provide a retention incentive; and,

  •
  considers internal pay equity in a general manner when it establishes compensation, but it does not use a formulaic approach to internal pay equity and does not establish the compensation of one executive based on a multiple of the compensation of another executive.

            Another important consideration in this process is the interaction between individual performance and compensation. In this regard, the Compensation Committee considers past performance when establishing the amount of each executive officer's base salary and short-term and long-term incentive opportunities. Duke Energy also provides a substantial percentage of the compensation opportunities of the executive officers in the form of variable, performance-based compensation, a portion of which (20% of the participating named executive officers' 2007 short-term incentive opportunities and 20% of Mr. Rogers' 2007 performance share opportunity) is based on the extent to which pre-established individual goals are achieved. The elements of individual performance that are taken into account when determining compensation focus on the individual goals that apply to each named executive officer under the short-term incentive plan, and, with respect to Mr. Rogers, the individual goals that apply to his performance shares, all as described in more detail below.

            The principal reasons for the difference in the amount of compensation provided to each executive officer are competitive market forces and the individual performance of each executive officer. Other factors, however, are also relevant. For example, Mr. Rogers' compensation is higher than the compensation of the other executive officers for several reasons. First, market forces dictate that a chief executive officer with Mr. Rogers' unique skills and significant experience in the utility industry receive higher compensation than Duke Energy's other executive officers. Second, Mr. Rogers' current compensation package was negotiated in connection with the execution of the merger agreement between Duke Energy and Cinergy, resulting in an agreement that his compensation at Duke Energy would be no less favorable than his then-existing compensation arrangement with Cinergy. Finally, it is important to note that the equity awards that were granted to Mr. Rogers in 2006 were intended to compensate him for a three-year period, whereas Duke Energy generally grants new equity awards to the other executive officers each year.

            In December 2006, the Compensation Committee met to establish compensation levels for 2007. The Compensation Committee established base salaries at a level that approximated the median salaries of individuals in comparable positions and markets. Short-term incentive opportunities were established at a level intended to provide total cash compensation (i.e., base salary and short-term incentive opportunity) at the market median for individuals in comparable positions and markets in the event of the achievement of target performance and above-market median in the event of outstanding financial, operational and individual results. The Compensation Committee designed the Duke Energy 2007 long-term incentive program to provide long-term incentive opportunities above the market median for individuals in comparable positions and markets if target performance is achieved and significant upside opportunity if outstanding results are achieved.

            As discussed above, the Committee reviewed market surveys comparing each element of total compensation against comparable positions at comparable companies when establishing the 2007 compensation level of the executive officers. For utility specific positions, the market data source was the Towers Perrin CDB Energy Services Executive Compensation Database, which consists of the 97 companies listed on Appendix B. For general corporate positions, the market data source was the Towers Perrin CDB General Industry Executive Compensation Database, which consists of the 363 companies listed on Appendix C. The market information from the survey used for these positions was regressed based on revenues of $12.2 billion.

            The executive compensation philosophy and program are generally the same in 2008 as they were in 2007. However, beginning in 2008, in order to encourage more discussion about individual performance and roles and to facilitate rotational assignments, the Compensation Committee implemented a new approach for establishing the compensation of certain individuals who report directly to the Chief Executive Officer, including Messrs. Hauser, Turner, Manly and Barron. Under this new approach, the Compensation Committee will continue to review each component of the executives' compensation (i.e., base salary, short-term incentive opportunity and long-term incentive opportunity) annually. However, the base salary amounts established by the Compensation Committee are intended to be effective for three years, unless an earlier adjustment is appropriate. These base salary amounts target the market median of salaries for individuals in comparable positions and markets during the three-year duration, except that the base salaries of certain executives whose roles with Duke Energy have recently changed may be below or above the market median for a temporary period. During the three-year cycle, the Compensation Committee will exercise discretion when establishing each named executive officer's short-term and long-term incentive opportunity, which amounts will be determined based on each executive's current role and applicable performance.

Elements of Duke Energy's Compensation Program and Why Each Element Was Chosen (How It Relates to Objectives)

            As discussed in more detail below, during 2007, the principal components of compensation for the named executive officers were:

  •
  base salary;

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  short-term incentive compensation;

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  long-term equity incentive compensation;

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  retention awards;

  •
  retirement and welfare benefits and perquisites; and,

  •
  severance.

            Base Salary.    Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The Compensation Committee approves all salary adjustments for executive officers.

            Short-Term Incentives.    Short-term incentive opportunities are provided to the executive officers (other than Mr. Rogers) under the Duke Energy Corporation Executive Short-Term Incentive Plan ("STI Plan") to promote the achievement of annual performance objectives. Each year the Compensation Committee establishes the incentive opportunities for each participating executive officer, which is based on a percentage of his or her base salary, along with the individual and corporate goals that must be achieved to earn those incentive opportunities. The earned short-term incentive opportunity is generally paid in cash.

            During 2007, 80% of this opportunity was based on achievement of a corporate financial goal and the remaining 20% was based on achievement of individual goals. The 2007 corporate financial goal consisted of a pre-established ongoing diluted earnings per share ("EPS") goal. As discussed in more detail following the Compensation Discussion and Analysis, the Compensation Committee established the threshold, target and maximum performance levels for the 2007 ongoing diluted EPS goal as $1.05, $1.15 and $1.25, respectively.

            In order to encourage a continued focus on safety, the Compensation Committee included the following safety measures as part of the 2007 short-term incentives provided under the STI Plan:

  •
  Safety Penalty.  The short-term incentive award of each of Duke Energy's leadership employees, including each of the named executive officers (other than Mr. Rogers), was subject to a safety penalty that could result in a reduction of up to 5% depending on Duke Energy's 2007 enterprise-wide total incident case rate ("TICR"). TICR is a relatively standard industry safety measurement that is used to measure and compare safety-related performance. TICR is calculated based on the number of Occupational Safety and Health

    Administration recordable injuries per 100 workers per year. In 2007, TICR levels of 1.67 and 1.43, constituted threshold and target performance, respectively. The safety penalty applied such that (1) TICR results below threshold performance would correspond to a 5% reduction in the amounts otherwise payable to each of the named executive officers under the STI Plan, (2) TICR results at or above target performance would correspond to no such reduction, and (3) the reductions corresponding to TICR performance between threshold and target would be determined using interpolation.

  •
  Safety Goal.  The STI Plan payments of all eligible employees, including the named executive officers (other than Mr. Rogers), would have been increased by 5% if there had been no fatality of any Duke Energy employee, contractor or subcontractor during 2007.

            As discussed in more detail following the Compensation Discussion and Analysis, Duke Energy's 2007 ongoing diluted EPS resulted in maximum achievement with respect to the corporate financial goal. Neither the safety penalty nor the safety goal was triggered and, therefore, no increase or decrease in the 2007 STI Plan awards resulted for the named executive officers. With respect to the individual goals, Messrs. Hauser, Turner, Manly and Barron achieved performance that corresponded to a payout equal to 124.06%, 121.88%, 138.50% and 115.03% of target, respectively. As a result of the aggregate corporate and individual performance, Messrs. Hauser, Turner, Manly and Barron earned bonuses under the STI Plan with respect to 2007 equal to $853,831; $870,185; $730,539; and $505,885, respectively. Although Mr. Hauser's actual performance was below the maximum level with respect to his individual goals, the Compensation Committee exercised discretion and approved a payout level corresponding to maximum achievement of Mr. Hauser's individual goals, resulting in an additional payment of $23,969.

            For 2008, each executive officer, except Mr. Rogers, will again participate in the STI Plan. Each leadership employee's, including each named executive officer's, incentive will be based on a corporate financial objective, which again will be based on Duke Energy's ongoing diluted EPS for 2008 and will be weighted 80%, and operational or individual objectives, which will be weighted 20% in the aggregate. Similar to 2007, each executive officer will be subject to up to a 5% reduction in their STI Plan payout in the event a predetermined safety goal is not achieved, and the 2008 short-term incentive awards of all eligible employees will be increased by 5% if there are no employee, contractor or subcontractor fatalities in 2008.

            Long-Term Incentives.    Long-term incentive opportunities are provided to the executive officers (other than Mr. Rogers) to align executive and shareholder interests in an effort to maximize shareholder value. In this regard, each year the Compensation Committee reconsiders the design and amount of the long-term incentives and generally grants equity awards at the Compensation Committee's first regularly-scheduled meeting each year. Duke Energy's executive officers do not have a role in selecting the date on which long-term incentives are granted.

            The 2005 performance share cycle commenced on January 1, 2005 and ended on December 31, 2007. The performance shares granted under the 2005 cycle generally provided that the shares would vest only to the extent that Duke Energy's TSR targets for the three-year period from January 1, 2005 to December 31, 2007 were met, as compared with the TSR of the companies in the S&P 500. The following table illustrates how the performance share payouts directly align participants' pay to performance:

Relative TSR Performance Percentile	Percent Payout of Target Performance Shares
80th Percentile or Higher	125%
70th Percentile (Target)	100%
55th Percentile	50%
40th Percentile or below	0%

            Performance shares earned are interpolated for TSR performance between these percentiles. For this purpose, (1) TSR refers to the change in fair market value over a specified period of time, expressed as a percentage of an initial investment in common stock, with dividends reinvested, (2) during the portion of the performance period that occurred prior to Duke Energy's spin-off of Spectra Energy in January, 2007, the TSR calculation was based only on Duke Energy's performance, and (3) during the portion of the performance period that occurred after Duke Energy's spin-off of Spectra Energy, the TSR calculation was based on both the performance of Duke Energy and Spectra Energy.

            Duke Energy achieved a relative TSR percentile ranking, taking into account the TSR of Spectra Energy during the portion of the performance period that occurred after the spin-off of Spectra Energy, of .619 for the 2005-2007 period, which corresponded to a payout of 73% of the target level of performance shares. The following table lists the number of performance shares to which Messrs. Hauser and Barron became vested in 2007; Messrs. Rogers, Turner and Manly were not employed by Duke Energy in 2005 and therefore did not receive performance shares with respect to the 2005-2007 performance period.

	Performance Shares
Name	Duke	Spectra
David L. Hauser	17,310	8,655
Henry B. Barron Jr.	8,737	4,368

            Except for Mr. Rogers, who did not participate in the long-term incentive program in 2007, one-half of each named executive officer's 2007 long-term incentive opportunity was provided in the form of phantom shares and the remaining one-half was provided in the form of performance shares, as follows:

		Performance Shares (at Target Level)
Name	Grant Date	Based on Total Shareholder Return	Based on CAGR EPS	Phantom Shares
David L. Hauser	3/2/2007	18,520	18,520	37,040
James L. Turner	3/2/2007	15,135	15,135	30,270
Marc E. Manly	3/2/2007	14,265	14,265	28,530
Henry B. Barron Jr.	3/2/2007	8,180	8,180	16,360

            The 2007 phantom shares generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date or his or her employment terminates by reason of retirement. The 2007 performance shares generally vest only to the extent that the applicable performance measure is satisfied. The first measure is based on Duke Energy's relative total shareholder return ("TSR") for the three-year period from January 1, 2007 to December 31, 2009 as compared with the TSR of the companies in the Philadelphia Utility Index. The second measure is based on Duke Energy's compounded annual growth rate with respect to ongoing diluted EPS ("CAGR") relative to pre-established targets. Additional details regarding the 2007 long-term incentive program are set forth following the Compensation Discussion and Analysis.

            With respect to the 2008 long-term incentive compensation program, the Compensation Committee has rebalanced the mix between phantom shares and performance shares from an equal weighting of each to a weighting of 30% phantom shares and 70% performance shares, in order to further emphasize pay for performance. The phantom share awards again will be subject to a three-year vesting schedule. As was the case in 2007, the 2008 performance share grants generally will vest only to the extent two predetermined measures based on TSR and CAGR are achieved; however, the scales applicable to these measures were modified and are set forth below. The vesting of 50% of the performance shares will be based on Duke Energy's relative TSR performance as compared to the companies in the Philadelphia Utility Index for the three-year period commencing on January 1, 2008 and ending on December 31, 2010, as follows:

Relative TSR Performance Percentile	Percent Payout of Target Performance Shares
75th Percentile or Higher	150%
50th Percentile (Target)	100%
25th Percentile	50%
Lower than 25th Percentile	0%

            The vesting of the remaining performance shares will be based on Duke Energy's actual 3-year CAGR with respect to ongoing diluted EPS, as follows:

Achieved CAGR	Percent Payout of Target Performance Shares
7% or higher	150%
6% (Target)	100%
5%	50%
Lower than 5%	0%

            As described in more detail below, Duke Energy has established a stock ownership policy to complement its long-term incentive program. The stock ownership policy applies to the Chief Executive Officer, all executives who participate in the long-term incentive program and all members of the Duke Energy Corporation Board of Directors.

            Special Awards.    The Compensation Committee may grant special awards from time to time to recognize increased responsibilities or special contributions, to attract new hires, to retain executives, or to recognize other special circumstances. No such awards were granted to any of the named executive officers during 2007.

            Retirement and Other Benefits.    These benefits are comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys, and provide an important tool for the attraction and retention of employees. Duke Energy provides employee benefits to the named executive officers under several different plans. Mr. Rogers does not participate in any of these employee benefit plans on a going-forward basis except with respect to the receipt of health and welfare benefits on an unsubsidized basis. Mr. Rogers, however, maintains balances under certain of these plans reflecting previously accrued benefits.

            The Duke Energy Retirement Savings Plan, a "401(k) plan," is generally available to all Duke Energy employees in the United States, including each named executive officer. The plan is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. Earnings on amounts credited to the Duke Energy Retirement Savings Plan are determined by reference to investment funds (including a Duke Energy Common Stock Fund) selected by each participant. The tax-qualified 401(k) plan that previously covered legacy non-bargaining employees of Cinergy, the Cinergy Corp. Non-Union Employees' 401(k) Plan, merged into the Duke Energy Retirement Savings Plan on December 31, 2007.

            The Duke Energy Corporation Executive Savings Plan is offered to a select group of management, including each named executive officer. The plan enables these employees to defer compensation, and receive employer matching contributions, in excess of the limits of the Code that apply to qualified retirement plans such as the Duke Energy Retirement Savings Plan. Earnings on amounts credited to the Duke Energy Corporation Executive Savings Plan are determined by reference to investment options that are generally similar to those offered under the Duke Energy Retirement Savings Plan. The Cinergy Corp. 401(k) Excess Plan merged into the Duke Energy Corporation Executive Savings Plan on December 31, 2007. Earnings on a portion of Mr. Rogers' account that was previously credited to the Cinergy Corp. 401(k) Excess Plan are determined by reference to the investment options previously offered under the Cinergy Corp. 401(k) Excess Plan, which investment options generally mirrored those offered under the tax-qualified 401(k) plan that previously covered legacy employees of Cinergy.

            The Duke Energy Retirement Cash Balance Plan is generally available to all legacy Duke Energy employees in the United States, including Messrs. Hauser and Barron. This plan provides a defined benefit for retirement, the amount of which is based on a participant's cash balance account balance, which increases with monthly pay and interest credits.

            The Cinergy Corp. Non-Union Employees' Pension Plan is generally available to all legacy Cinergy employees in the United States, including Messrs. Turner and Manly. This plan provides a defined benefit for retirement, the amount of which is based either on the participant's cash balance account balance, which increases with monthly pay and interest credits, or on a traditional final average pay formula. Mr. Turner participates in the plan's cash balance feature, which mirrors the benefit provided under the Duke Energy Retirement Cash Balance Plan, and Mr. Manly earns benefits under the plan's traditional final average pay formula.

            The Duke Energy Corporation Executive Cash Balance Plan is offered to a select group of management, including Mr. Hauser and Mr. Barron. The plan provides participants with the retirement benefits to which they would be entitled under the Duke Energy Retirement Cash Balance Plan but for certain limits contained in the Code. Additionally, supplemental credits have been made to this plan on behalf of certain executives when determined to be reasonable and appropriate (e.g., to reflect conversions of amounts previously accrued under nonqualified final average pay retirement plans).

            With the exception of certain grandfathered life insurance benefits provided to Messrs. Hauser, Turner, Manly and Barron, Duke Energy provides the named executive officers with the same health and welfare benefits as it provides to all other similarly-situated employees, and at the same cost charged to all other eligible employees. The named executive officers are also entitled to the same post-retirement health and welfare benefits as those provided to similarly-situated retirees.

            Additionally, in 2007, Duke Energy provided the named executive officers with certain other perquisites, which are disclosed in footnote 5 to the Summary Compensation Table. Duke Energy provides these perquisites, as well as other benefits to certain executives, in order to provide competitive compensation packages. The costs of perquisites and other personal benefits are not considered part of base salary and, therefore, do not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (e.g., retirement and incentive compensation plans). Unless otherwise noted, each named executive officer receives the perquisites and other benefits described in the following table.

Perquisite	Description
Executive Physical
During 2007, Duke Energy provided a payment of $2,500 to each named executive officer (other than Messrs. Turner and Manly) to cover the cost of a comprehensive physical examination. Effective in 2008, this payment will be made only to the extent of the expenses incurred for a physical examination, up to $2,500. Pursuant to his employment agreement, in lieu of receiving a payment of up to $2,500, Mr. Rogers can be reimbursed for the cost of a comprehensive physical examination at the Mayo Clinic. Messrs. Turner and Manly will not be eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below is no longer payable.
Club Membership
During 2007, each named executive officer (other than Mr. Rogers) was entitled to the reimbursement of club dues, plus a gross-up for any related taxes. As of January 1, 2008, the Compensation Committee terminated this benefit.
Airline Membership	Each named executive officer (other than Mr. Rogers) is entitled to Chairman's Preferred Status at U.S. Airways.
Personal Travel on Corporate Aircraft
Mr. Rogers may use corporate aircraft for personal travel in North America, and with advance approval, the other named executive officers may use corporate aircraft for personal travel in North America. If Mr. Rogers or any other executive officer uses the aircraft for personal travel, he or she must reimburse Duke Energy the direct operating costs for such travel. For additional information on the use of the corporate aircraft, see footnote 5 to the Summary Compensation Table on page 47. In addition, to the extent Mr. Rogers incurs expenses associated with his spouse accompanying him on business travel, he is entitled to reimbursement for those expenses from Duke Energy, including payment of a tax gross-up.
Financial Planning Tax Preparation Services
Effective in 2008, each year, Duke Energy will reimburse each named executive officer for up to $5,000 of expenses incurred for tax and financial planning services. This program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses at any time during the three-year cycle. Pursuant to his employment agreement, in lieu of this benefit, Mr. Rogers was entitled to the reimbursement of reasonable transitional financial and tax planning and advisory services incurred through April 15, 2007, plus a gross-up payment for related taxes. Messrs. Turner and Manly will not be eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below is no longer payable.
Lump Sum Transition Perquisite Payment
In connection with the merger of Duke Energy and Cinergy, certain perquisites previously provided by Cinergy were eliminated and each legacy Cinergy executive who was adversely affected by this change, including Messrs. Turner and Manly, became entitled to an annual transition lump sum perquisite payment during the three-year period from 2007-2009 contingent upon continued employment during this time.

Matching Charitable Contributions
The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which all employees are eligible for matching contributions of up to $5,000 per calendar year to qualifying institutions.
Relocation Benefits	In connection with the merger of Duke Energy and Cinergy, certain executives, including Messrs. Rogers, Turner and Manly, were entitled to relocation benefits in connection with their relocation.

            Severance.    Duke Energy provides limited severance protection to the named executive officers (other than Mr. Barron). Duke Energy also provides severance protection to other members of the senior leadership team, which for this purpose is generally limited to the executive officers. Except in the case of Mr. Rogers and certain other legacy Cinergy executives for whom the severance protection previously provided by Cinergy is being carried forward for a limited transition period, the severance protection provided by Duke Energy is generally 200% of the executive's annual compensation and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the 200% severance multiplier after consulting with its advisors and reviewing the severance protection provided by peer companies to ensure that it is appropriate in the event of a qualifying termination of employment in a change in control context. For certain legacy Cinergy executives, including Messrs. Rogers, Turner and Manly, the severance protection provided by Cinergy, generally 300% of annual compensation, is being carried forward for a limited transition period, which ends on April 3, 2008 for Messrs. Turner and Manly, and April 3, 2009 for Mr. Rogers. The Compensation Committee believes that the protection provided through these severance arrangements is appropriate in order to diminish the potential distraction of the executives by virtue of the uncertainty and risk to their roles in the context of a potential change in control.

            In order to ensure that Duke Energy provides only reasonable severance benefits, the Compensation Committee has established a policy pursuant to which it generally will seek shareholder approval for any future agreement with certain individuals (e.g., a named executive officer) that provides severance benefits in excess of 2.99 times the sum of the executive's base salary and annual bonus, plus the value of continued participation in welfare, retirement and equity compensation plans determined as if the executive remained employed for 2.99 additional years. Under the policy, Duke Energy also will seek shareholder approval of any such agreement that provides for the payment of any tax gross-ups by reason of the executive's termination of employment, including reimbursement of golden parachute excise taxes.

Compensation of the Chief Executive Officer

            As stated above, the Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer. The Compensation Committee's objective in this regard is to motivate and retain a Chief Executive Officer who is committed to delivering sustained superior performance for all of Duke Energy's stakeholders. In order to ensure a thorough consideration of prior year results, the Compensation Committee reviews and approves the compensation of the Chief Executive Officer based upon input from all of the members of the Board of Directors, and in particular the Corporate Governance Committee (which establishes the Chief Executive Officer's individual goals), regarding the Chief Executive Officer's performance and informs the Board of Directors of any adjustments or actions.

            Effective upon Duke Energy's merger with Cinergy, Duke Energy entered into a three-year employment agreement with Mr. Rogers to provide for his employment as President and Chief Executive Officer. In connection with the spin-off of Spectra Energy, Mr. Rogers subsequently became the Chairman of the Board of Directors of Duke Energy. The agreement compensates Mr. Rogers substantially in the form of equity-based compensation. Under the agreement, Mr. Rogers does not receive a base salary and is not eligible to participate in cash bonus programs. Instead, he is compensated substantially through the following equity awards.

  •
  First, Mr. Rogers received an option to purchase 1,877,646 shares of Duke Energy common stock at a per share exercise price equal to the fair market value of a Duke Energy share on the date of grant. The option vests ratably in annual installments over three years.

  •
  Second, Mr. Rogers received 258,180 phantom shares, one-twelfth of which were vested upon grant and one-twelfth of which vest each quarter thereafter.

  •
  Finally, Mr. Rogers received 322,800 performance shares, which will vest in three equal tranches dependent upon the satisfaction of performance criteria established by the Compensation Committee, upon consultation with the Corporate Governance Committee, for each of 2006, 2007 and 2008.

            As was the case with all of Duke Energy's outstanding equity grants, these awards were split into awards covering both Duke Energy and Spectra Energy common stock upon the spin-off of Spectra Energy.

            Mr. Rogers generally will be prohibited from selling stock acquired pursuant to the option until April 3, 2009 (or, if earlier, upon termination of employment). The vested phantom shares and performance shares will not be paid until April 3, 2009 (or, if earlier, upon the termination of employment), and will earn fully vested and currently payable cash dividend equivalents while they remain outstanding.

            For 2007, the performance criteria for the vesting of Mr. Rogers' performance shares were weighted 80% on Duke Energy's ongoing diluted EPS and 20% on the following individual strategic and operational goals, the achievement of which was based on the subjective review of the Compensation Committee (along with input from the Corporate Governance Committee):

  •
  Growth Strategy.  Grow Duke Energy consistent with the growth strategy approved by the Board of Directors as evidenced by acquisition activity, continuous improvement initiative results and savings achievement of $50 million, $100 million and $150 million for threshold, target and maximum achievement, respectively.

  •
  Culture.  Establish the identity and culture of the post-merger integrated Duke Energy, unifying people, values, strategy, processes and systems.

  •
  Operational Optimization.  Optimize operations by focusing on safety, simplicity, accountability, inclusion, customer satisfaction and employee development.

  •
  Regulatory Strategy.  Invest in energy infrastructure that meets rising customer demands for reliable energy in an energy efficient and environmentally sound manner and achieve public policy, regulatory and legislative outcomes that balance customers' needs for reliable energy at competitive prices with shareholders' expectation of superior returns.

            Mr. Rogers' 2007 performance share opportunity also was subject to the same 5% TICR-based safety penalty that applied under the 2007 STI Plan opportunities. Based on the actual level of achievement of the objectives related to Mr. Rogers' performance shares for 2007, Mr. Rogers earned 100% of his 2007 performance share opportunity, which covered 107,600 shares of Duke Energy and 53,800 shares of Spectra Energy.

            As stated above, Mr. Rogers' employment agreement provides him a 2008 performance share opportunity, which covers 107,600 shares of Duke Energy and 53,800 shares of Spectra Energy. The performance share opportunity will vest only to the extent that certain predetermined performance criteria are met.

            As was the case in 2007, Mr. Rogers' 2008 performance share opportunity will be subject to up to a 5% penalty in the event certain TICR-safety targets are not met. For 2008, TICR levels of 1.38 and 1.25 will constitute threshold and target performance, respectively. If threshold performance is not achieved, the number of performance shares that will become vested will be reduced by 5%. No reduction will be made if target performance is achieved, and interpolation will be used to determine the corresponding reduction for performance between threshold and target.

Other Compensation Policies

            Stock Ownership Policy.    Duke Energy has adopted a stock ownership policy for executive officers and other key employees who qualify to receive long-term incentives. To reinforce the importance of stock ownership, an employee who is subject to the policy and who does not achieve his or her ownership target by the applicable date will become ineligible for future long-term incentives unless he or she elects to apply all short-term incentive payments to the purchase of Duke Energy common stock until his or her target ownership level is achieved. As of December 31, 2007, the stock ownership guidelines were as follows:

Position	Number of Shares
Chairman and Chief Executive Officer	100,000
Group Executive and Head of a Major Business Unit	28,000
All Other Executives Subject to Guidelines	2,000-14,000
Outside Directors	4,000

            Each employee is required to satisfy the ownership target within five years of becoming subject to the policy. All executive officers whose stock ownership guideline target date was on or before December 31, 2007 have met the ownership target.

            Clawback policy.    In 2007, Duke Energy memorialized its intent to recover inappropriate payments by formally adopting a clawback policy. Under this policy, to the extent permitted by law and if the Board of Directors determines it to be reasonable and appropriate under the circumstances, Duke Energy will require the reimbursement of the portion of any performance-based bonus or incentive compensation payment paid to any executive officer, where such portion of the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused or partially caused by such executive officer's fraud or misconduct.

            Equity Award Granting Policy.    As Duke Energy recognizes the importance of adhering to specific practices and procedures in the granting of equity awards, in 2007, the Compensation Committee adopted a formal policy that applies to the grant of all equity awards for employees and directors. Under this policy, the Compensation Committee or Board of Directors may grant equity awards only as follows:

  •
  Annual grants, if any, to employees may be made at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly- scheduled meeting of the Board of Directors or Compensation Committee each calendar year.

  •
  Annual grants, if any, to outside directors, may be made by the Board of Directors at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly-scheduled meeting of the Board of Directors that is held in conjunction with the annual shareholders meeting each year.

  •
  Grants also may be made at meetings of the Compensation Committee or the Board of Directors that are not regularly-scheduled but that occur during an "open window period," as defined in Duke Energy's insider trading policy.

During 2007, the Compensation Committee delegated authority to each of the Chairman of the Board of Directors and the Chairman of the Compensation Committee to grant equity awards, subject to certain limitations, to employees who are not executive officers. Equity awards made by delegated authority must be made on the first or second business day of an "open window period," as defined in Duke Energy's insider trading policy.

            Option Holding Policy.    Duke Energy has adopted a policy that prohibits each executive officer, including each named executive officer, from selling shares of Duke Energy common stock acquired through the exercise of stock options until such executive officer is in compliance with Duke Energy's stock ownership requirements. An executive officer may, however, sell common stock acquired through an option exercise for the limited purpose of paying the exercise price of the stock option and any applicable tax liability.

Tax and Accounting Implications

            Deductibility of Executive Compensation.    The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that Duke Energy generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Code.

            Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interests of shareholders. For example, phantom share awards received by certain employees, and amounts paid to certain employees under the STI Plan with respect to individual objectives, may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

            Accounting for Stock-Based Compensation.    Duke Energy accounts for stock-based payments in accordance with the requirements of FAS 123R. Under this accounting pronouncement, Duke Energy is required to value unvested stock options granted prior to our adoption of FAS 123R under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

            Non-GAAP Financial Measures.    As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including ongoing diluted EPS, in connection with short-term and long-term incentives. Ongoing diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per-share impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
James E. Rogers(6) Chairman, President & Chief Executive Officer	2007 2006	0 0	0 0		5,452,834 7,874,953	3,695,312 4,690,203	0 0	269,902 171,056	496,271 214,443	9,914,319 12,901,602
David L. Hauser Group Executive & Chief Financial Officer	2007 2006	577,500 549,996	23,969 0	(7)	1,234,189 1,633,315	1,372 10,775	853,831 543,396	225,020 192,388	99,384 106,519	3,015,265 3,036,389
James L. Turner Group Executive, President & Chief Operating Officer U.S. Franchised Electric & Gas	2007	589,956	0		802,905	59,377	870,185	4,562,606	103,755	6,988,784
Marc E. Manly Group Executive & Chief Legal Officer	2007	556,008	0		1,109,614	0	730,539	4,972,007	87,364	7,455,532
Henry B. Barron, Jr. Group Executive & Chief Nuclear Officer	2007	425,256	0		777,473	634	505,885	152,227	49,595	1,911,070

(1)
This column does not reflect the amount of stock awards that were actually earned or received by the named executive officers during 2007. For example, as a result of the design of his compensation arrangement, Mr. Rogers did not receive any stock award payments (other than dividend equivalents) during 2007. The amount of stock awards that Mr. Rogers earned, but did not receive, during 2007 is reflected in the Option Exercises and Stock Vested table on page 59. Rather, as required by applicable SEC rules, this column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2007 with respect to outstanding performance share and phantom share awards, and includes amounts attributable to performance share and phantom share awards granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of FAS 123R, but without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 20 of the consolidated financial statements in Duke Energy's Form 10-K as filed with the SEC for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards.

(2)
This column does not reflect the amount of shares that were actually acquired upon the exercise of stock options by the named executive officers during 2007. The amount of shares that each named executive acquired upon the exercise of stock options during 2007 is reflected in the Option Exercises and Stock Vested table on page 59. Rather, as required by applicable SEC rules, this column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2007 with respect to outstanding stock options, and includes amounts attributable to stock options granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of FAS 123R, but without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 20 of the consolidated financial statements in Duke Energy's Form 10-K as filed with the SEC for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards.

(3)
This column reflects amounts payable under the Duke Energy Corporation Executive Short-Term Incentive Plan with respect to the 2007 performance period. Unless deferred, the 2007 amounts were paid in March 2008.

(4)
Change in Pension Value and Nonqualified Deferred Compensation Earnings column includes the amounts listed below.

	James E. Rogers	David L. Hauser	James L. Turner	Marc E. Manly	Henry B. Barron Jr.
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Retirement Cash Balance Plan for the 15-Month Period Ending on December 31, 2007	0	61,669	0	0	66,888
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Corporation Executive Cash Balance Plan for the 15-Month Period Ending on December 31, 2007	0	161,149	4,538,160	4,931,159	85,339
Change in Actuarial Present Value of Accumulated Benefit Under the Cinergy Corp. Non-Union Employees' Pension Plan for the 15-Month Period Ending on December 31, 2007	22,582	0	24,446	40,848	0
Above-Market Interest Earned on Account Balances in the Duke Energy Corporation Executive Savings Plan Supplemental Account	0	2,202	0	0	0
Above-Market Interest Earned on Amounts Deferred Under the Deferred Compensation Agreement	247,320	0	0	0	0
Total	269,902	225,020	4,562,606	4,972,007	152,227

Due to the fact that Duke Energy changed its pension plan measurement date, for financial accounting purposes, from September 30 of each year to December 31 of each year, the amounts listed above with respect to the Duke Energy Retirement Cash Balance Plan, the Duke Energy Corporation Executive Cash Balance Plan and the Cinergy Corp. Non-Union Employees' Pension Plan were earned over the 15-month period ending on December 31, 2007. The other amounts listed in the chart above were earned over the 12-month period ending on December 31, 2007. Amounts were credited to the unfunded accounts of Messrs. Turner and Manly under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. In particular, Duke Energy converted the accrued benefit that each of the executives had earned under the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and his prior employment agreement (collectively, the "SERP"), plus the additional benefits that Messrs. Turner and Manly would have earned if they continued employment until age 62, into a lump sum credit that was provided in cancellation of his previous rights to a benefit under the SERP and in exchange for each executive's right to future nonqualified defined benefit plan accruals. With respect to Mr. Turner's benefit, 57% is currently vested and 43% will become vested subject to his continued employment on the earliest to occur of the second anniversary of the merger (i.e., April 3, 2008), his death, his voluntary termination for "good reason" or his involuntary termination for "cause" (as such terms are defined on page 69). With respect to Mr. Manly's benefit, 70% is currently vested and 30% will become vested subject to his continued employment on the earliest to occur of the second anniversary of the merger (i.e., April 3, 2008), his death, his voluntary termination for "good reason" or his involuntary termination for "cause" (as such terms are defined on page 69). Messrs. Turner and Manly will not participate in the SERP or earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62.

(5)
All Other Compensation column includes the following for 2007:

	James E. Rogers	David L. Hauser	James L. Turner	Marc E. Manly	Henry B. Barron Jr.
Premiums for Life Insurance Coverage Provided Under Life Insurance Plans	5,592	9,771	4,528	6,282	8,307
Matching Contributions Under the Duke Energy Retirement Savings Plan	0	13,500	10,596	8,897	13,500
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	0	53,754	21,852	13,343	22,258
Reimbursement of Relocation Expenses	255,125	0	0	2,825	0
Tax Gross-Up on Reimbursement of Relocation Expenses	43,464	0	0	2,043	0
Personal Use of Airplane	157,587	8,078	12,277	0	2,463
Airline Membership	0	0	0	0	0
Club Dues	0	4,878	2,376	1,513	315
Tax Gross-Up on Club Dues	0	3,903	1,901	1,211	252
Charitable Contributions Made in the Name of the Executive	5,000	3,000	225	1,250	0
Executive Physical Exam Program	2,500	2,500	0	0	2,500
Lump Sum Transition Perquisite Payment	0	0	50,000	50,000	0
Legal and Consulting Fees	15,000	0	0	0	0
Tax Gross-Up on Legal and Consulting Fees	12,003	0	0	0	0
Total	496,271	99,384	103,755	87,364	49,595

Officers are required to reimburse Duke Energy the direct operating costs of any personal travel. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the company-owned airplane, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers. Officers are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the officer is imputed income in accordance with IRS guidelines. Because Duke Energy's policy requires officers to reimburse Duke Energy for the direct operating costs of personal travel, the incremental cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, associated with the respective officer's personal travel.

(6)
Mr. Rogers did not receive salary or bonus from Duke Energy during 2007 because, as previously described, he is covered under an employment agreement with Duke Energy that provides compensation primarily through stock-based awards.

(7)
Mr. Hauser received a discretionary bonus equal to $23,969 in connection with his extraordinary effort during 2007.

Short-Term Incentives for 2007

            As previously described, short-term incentive opportunities are provided to the named executive officers (other than Mr. Rogers, who does not receive short-term incentives). Depending on actual performance, participants are eligible to receive up to 190% of the amount of their short-term incentive target. The named executive officers were provided with the following target incentive opportunities for 2007:

Name	Target Incentive Opportunity (as a % of base salary)
James E. Rogers	Did not participate
David L. Hauser	80%
James L. Turner	80%
Marc E. Manly	70%
Henry B. Barron Jr.	65%

            During 2007, 80% of this opportunity was based on achievement of a corporate goal and the remaining 20% was based on achievement of individual goals. The 2007 corporate goal consisted of a pre-established ongoing diluted EPS goal. The Committee established the threshold, target and maximum performance levels for the 2007 ongoing diluted EPS goal as $1.05, $1.15 and $1.25, respectively. As described in detail on page 33, in order to encourage a continued focus on safety, the short-term incentive program incorporated a safety penalty and a safety goal.

            Duke Energy's 2007 ongoing diluted EPS resulted in a maximum achievement with respect to the corporate financial goal. Additionally, in 2007, Duke Energy achieved enterprise-wide TICR of 1.25, which exceeded target and resulted in no safety penalty with respect to the 2007 short-term incentive payments, but because Duke Energy did not achieve its goal of no employee or contractor fatalities during 2007, a 5% increase in the short-term incentive plan payment of each participant was not made.

            During 2007, the individual goals of the named executive officers consisted of a combination of strategic and operational objectives. The 2007 individual goals of Messrs. Hauser and Turner were modified effective April 1, 2007 to align their goals with the roles they assumed in a mid-year internal reorganization. Those goals listed below that do not contain objective metrics generally are measured based on a subjective determination.

            Mr. Hauser's 2007 individual goals were as follows:

  •
  Spin-off of Spectra Energy and the implementation of PeopleSoft (PS) 8.9, Financial Information Hub (FIHUB), and Hyperion Financial Management (HFM).  Threshold achievement required a successful close of the books for the first quarter of 2007, and execution of the third quarter close using newly implemented financials systems. Target achievement required threshold performance and execution of the August 2007 close using newly implemented financial systems. Maximum achievement required target performance and execution of the July 2007 close using newly implemented financial systems.

  •
  Retail Investor Base.  Threshold achievement required completion, by June 30, 2007, of (i) management presentations to top five retail houses, and (ii) the redesign of the website to better align with needs of retail shareholder base. Target achievement required threshold performance and increase in retail investor base by 2% (nominal). Maximum achievement required threshold performance and increase in retail investor base by 4% (nominal).

  •
  Rates and Regulatory Accounting Initiatives.  Threshold achievement required achievement of four of eight pre-established initiatives. Target achievement required achievement of six of eight pre-established initiatives. Maximum achievement required achievement of all eight pre-established initiatives. The eight pre-established initiatives were as follows: favorably resolve North Carolina rate review and clean air amortization; enhance potential for future earnings/favorable financial impact for North Carolina jurisdiction; enhance potential for future earnings/favorable financial impact for South Carolina jurisdiction; favorably resolve the Ohio remand order; complete timely filing of an Ohio gas rate case by end of third quarter 2007; make progress towards a strategic regulatory resolution for Ohio; receive favorable orders in Indiana from the IURC regarding IGCC certificate of need and interim cost recovery; and obtain positive orders in Fuel Clause sub-docket FAC 67-S1 and Fuel Clause sub-docket FAC 68-S1.

  •
  Growth.  Recommendation to the Board of Directors of a value-creating acquisition or other transaction which achieves objective of increasing scale and scope, reducing risk and accelerating EPS growth.

  •
  Continuous Improvement (applied only during 4/1/07 to 12/31/07 period).  Threshold achievement required identification of $50 million in cost savings. Target achievement required identification of $100 million in cost savings. Maximum achievement required identification of $150 million in cost savings.

            Mr. Turner's 2007 individual goals were as follows:

  •
  Employee Development (applied only during 1/1/07 to 3/31/07 period).  Threshold achievement required completion of succession planning process for top two levels of the Franchised Electric and Gas organization. Target achievement required threshold performance and implementation of comprehensive self-review and review of direct reports and development of related action plan. Maximum achievement required target performance and development of personal performance improvement plans and plans for the leadership of the Franchised Electric and Gas area.

  •
  Develop Key Relationships (applied only during 1/1/07 to 3/31/07 period).  Threshold achievement required meetings with the majority of regulators, key legislative leaders, and five key customers within five states and hosting quarterly employee focus group meetings and field visitations. Target achievement required meeting with all regulators, key legislative leaders, and five key customers within five states and hosting six employee focus group meetings and field visitations. Maximum achievement required target performance plus hosting ten employee focus group meetings and field visitations.

  •
  Regulatory Strategy (applied only during 1/1/07 to 3/31/07 period).  Progress relating to development and implementation of regulatory strategy.

  •
  Operational Excellence (applied only during 4/1/07 to 12/31/07 period).  Threshold, target and maximum achievement determined based on the average achievement level for certain key operational measures, as follows:

Goal	Threshold	Target	Maximum
Regulated Commercial Availability	84.94%	86.96%	88.78%
System Average Interruption Duration Index	172	160	131
System Average Interruption Frequency Index	1.36	1.3	1.2
Customer Satisfaction	73%	76%	79%
Gas Operations Reliability	(4.50)%	(7.50)%	(10)%
Gas Customer Satisfaction	72.80%	75.90%	78.50%
  •
  Operational Excellence (applied only during 4/1/07 to 12/31/07 period).  Threshold, target and maximum achievement determined based on the progress of the Enterprise Asset Management (EAM) Project. Threshold achievement required (i) successful project launch by 1st quarter, (ii) completion of work plan, appropriate staffing as well as the establishment of a technical development environment by 2nd quarter, and (iii) development of a project schedule with defined milestones, spend curve analysis and earned value tracking. Target achievement required threshold performance and completion of global design with production readiness by December, 2007, including data conversion, training and functional support strategy, within budget, positioning the enterprise for deployment of functionality. Maximum achievement required target performance ahead of budget and subjective evaluation of user acceptance, change management, training, data conversion and cost savings at maximum performance.

  •
  Leadership on Major Projects, including Cliffside, Edwardsport IGCC, Lee Nuclear and major environmental compliance (applied only during 4/1/07 to 12/31/07 period).  Threshold achievement required attaining key milestones at no more than 5% over-budget and 5% behind schedule. Target achievement required attaining key milestones on-time and on-budget. Maximum achievement required attaining key milestones under-budget by 5% and ahead of schedule by 5%.

  •
  Develop Key Relationships (applied only during 4/1/07 to 12/31/07 period).  Threshold achievement required (i) meetings with (a) the three top suppliers and vendors supporting Franchised Electric & Gas operations and construction, (b) three industry peers to share best practices in operations, and (c) three key existing or potential wholesale customers, (ii) speaking at three industry conferences outlining Duke Energy's vision, and (iii) hosting quarterly employee focus group meetings and field visitations. Target achievement required threshold performance plus two meetings for each relationship. Maximum achievement required threshold performance plus five meetings for each relationship.

  •
  Regulatory Strategy (applied only during 4/1/07 to 12/31/07 period).  Participation in the development and implementation of Duke Energy's regulatory strategy.

            Mr. Manly's 2007 individual goals were as follows:

  •
  Client Support.  Pre-established goals for the legal and other functions of the Office of the General Counsel were achieved to the satisfaction of business units and progress with respect to key litigation.

  •
  Efficiency.  Efficiency in provision of client service as evidenced by an increase in efficiencies in the centralized legal support functions, development of performance metrics and review of each function in the Office of the General Counsel to achieve cost savings.

  •
  Board Meetings.  Administration of the Board of Directors and Board committee meetings.

  •
  Internal Audit.  Development and execution of 2007 internal audit plan.

  •
  Ethics.  Promotion of an organizational culture that encourages ethical conduct and compliance with the law.

            Mr. Barron's 2007 individual goals were as follows:

  •
  TICR.  Threshold, target and maximum achievement levels correspond to total incident case rates of 0.58, 0.48 and 0.36, respectively.

  •
  Safety.  Threshold, target or maximum achievement was determined based on the average plant-level achievement with respect to a Nuclear Safety Index goal. For this purpose, the Nuclear Safety Index was based equally on measures of safety system unavailability and station events, which were combined by means of a weighting system into a single index, with a range of 0-100. Threshold, target and maximum achievement levels with respect to the Nuclear Safety Index goal were 89.00, 93.00 and 97.00, respectively.

  •
  Unplanned lost effective full power days (number of days each plant was off-line on an unscheduled basis).  Threshold, target or maximum achievement was determined based on the average plant-level achievement with respect to an unplanned lost effective full power day goal. For the Catawba and McGuire Nuclear Stations, threshold, target and maximum achievement levels were 20 days, 7 days and 3 days, respectively. For the Oconee Nuclear Station, threshold, target and maximum achievement levels were 30 days, 10 days and 5 days, respectively.

  •
  Average outage extension days for each plant (average of the number of days planned outages for each unit exceeded plan).  Threshold, target or maximum achievement was determined based on the average plant-level achievement for an average plant-level outage extension day goal. Threshold, target and maximum achievement levels were 7 days, 5 days and 3 days, respectively.

  •
  Lee Nuclear Station.  Progress in preparing the Combined Operating License application for the Lee Nuclear Station.

  •
  Fleet Approach.  Implementation of a common set of standards for all nuclear operations.

            The Committee determined the extent to which the named executive officers achieved their 2007 individual goals. In this regard, Messrs. Hauser, Turner, Manly and Barron's achievements with respect to their respective individual goals for 2007 corresponded to a payout equal to 124.06%, 121.88%, 138.50% and 115.03% of target, respectively. Although Mr. Hauser's actual performance was below the maximum level with respect to his individual goals, in light of his extraordinary effort during 2007, the Compensation Committee exercised discretion and approved a payout level corresponding to maximum achievement of Mr. Hauser's individual goals, resulting in an additional payout of $23,969. The corporate and individual performance discussed above resulted in payouts for 2007 of $877,800; $870,185; $730,539; and $505,885 for Messrs. Hauser, Turner, Manly and Barron, respectively.

Long-Term Incentive Awards Granted in 2007 (Other than for Mr. Rogers)

            The target 2007 long-term incentive opportunities, expressed as a percentage of base salary, for Messrs. Hauser, Turner, Manly and Barron were 250%, 200%, 200% and 150%, respectively. Fifty percent of the value of the 2007 target long-term incentive opportunity of each named executive officer (other than Mr. Rogers, who did not participate in this program in 2007) was awarded under the Duke Energy 2006 Long-Term Incentive Plan in the form of performance shares and 50% was awarded in the form of phantom shares.

            One-third of the 2007 phantom share award vests on each of the first three anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates by reason of retirement. If the recipient's employment terminates as a result of death or disability, any remaining units are immediately vested in full. If the recipient's employment is terminated by Duke Energy without cause or as a result of a divestiture, units in the award are prorated to reflect actual service during the installment vesting period and are immediately vested, and any remaining unvested units are forfeited. In the event employment is terminated by Duke Energy without cause within two years following a "change in control" of Duke Energy, all outstanding unvested units will vest. Vesting ceases if, at the time the recipient's Duke Energy employment terminates, he or she is retirement eligible and subsequently becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy. Dividend equivalents are paid on phantom shares that have not yet vested or been forfeited.

            The 2007 performance shares generally vest only to the extent two equally weighted performance measures are satisfied. The first measure is based on Duke Energy's relative TSR for the three-year period from January 1, 2007 to December 31, 2009 as compared to the companies in the Philadelphia Utility Index, as follows:

Relative TSR Performance Percentile	Percent Payout of Target Performance Shares
70th Percentile or Higher	150%
50th Percentile (Target)	100%
30th Percentile	50%
Lower than 30th Percentile	0%

            The second measure is based on Duke Energy's CAGR with respect to ongoing diluted EPS, as follows:

Achieved CAGR	Percent Payout of Target Performance Shares
6% or higher	150%
5% (Target)	100%
4%	50%
Lower than 4%	0%

            Earned performance shares will be paid following the determination in early 2010 of the extent to which the performance goal has been achieved, unless an election (to the extent permitted by applicable law) is made by the executive to defer payment of the performance shares until termination of employment. Any shares not earned are forfeited. In addition, following a determination that the performance goal has been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned, unless an election is made by the executive to defer payment of the performance shares and tandem dividend equivalents until termination of employment. If the recipient's employment terminates during the performance period as a result of retirement, death, disability, or by Duke Energy without cause or as a result of a divestiture, following determination that the TSR and CAGR measures have been achieved, the number of shares earned will be adjusted to reflect actual service during the performance period. If the recipient's employment terminates during the performance period for any other reason, all shares covered by the award are forfeited. In the event of a "change in control" prior to December 31, 2009, achievement of target TSR and CAGR performance is assumed and the number of shares earned is adjusted to reflect actual service during the performance period prior to the change in control. Vesting ceases if, at the time the recipient's Duke Energy employment terminates, he or she is retirement eligible and subsequent to such termination of employment becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

Long-Term Incentive Awards for Mr. Rogers

            As described previously in the Compensation Discussion and Analysis, the employment agreement for Mr. Rogers provides that he will be compensated primarily in the form of stock-based compensation in lieu of base salary, annual cash incentives and certain employee benefits. Under the agreement, Mr. Rogers receives stock options, phantom shares and performance shares.

            For 2007, the performance criteria applicable to Mr. Rogers' 2007 performance share opportunity were weighted 80% on the same EPS goal established under the STI Plan and 20% on the strategic and operational goals described previously on page 41.

            Mr. Rogers' 2007 performance share opportunity also was subject to a safety penalty that could result in a reduction in the vesting of such shares of up to 5% depending on Duke Energy's 2007 TICR (see a description of TICR on page 33). For this purpose, 2007 TICR levels of 1.67 and 1.43, constituted threshold and target performance, respectively. The safety penalty applied such that (1) TICR results below threshold performance would correspond to a 5% reduction in the vesting of Mr. Rogers' 2007 performance share opportunity, (2) TICR results at or above target performance would correspond to no such reduction, and (3) the reductions corresponding to TICR performance between threshold and target would be determined using interpolation.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
James E. Rogers(3)
David L. Hauser		231,000	462,000	877,800
David L. Hauser	3/2/2007				9,260	18,520	27,780		$361,418
David L. Hauser	3/2/2007				9,260	18,520	27,780		$360,955
David L. Hauser	3/2/2007							37,040	$721,910
James L. Turner		235,982	471,965	896,733
James L. Turner	3/2/2007				7,568	15,135	22,705		$295,392
James L. Turner	3/2/2007				7,568	15,135	22,705		$294,981
James L. Turner	3/2/2007							30,270	$589,962
Marc E. Manly		194,603	389,206	739,491
Marc E. Manly	3/2/2007				7,133	14,265	21,400		$278,414
Marc E. Manly	3/2/2007				7,133	14,265	21,400		$278,025
Marc E. Manly	3/2/2007							28,530	$556,050
Henry B. Barron, Jr.		138,208	276,416	525,191
Henry B. Barron, Jr.	3/2/2007				4,090	8,180	12,270		$159,633
Henry B. Barron, Jr.	3/2/2007				4,090	8,180	12,270		$159,428
Henry B. Barron, Jr.	3/2/2007							16,360	$318,856

(1)
The awards reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column were granted for the 2007 performance period under the terms of the Duke Energy Corporation Executive Short-Term Incentive Plan. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table on page 45.

(2)
The full grant date fair value of each phantom share granted on March 2, 2007, computed in accordance with FAS 123R, is $19.49. The full grant date fair value of each performance share that is subject to a total shareholder return performance measure is $13.01, and is calculated by reference to the maximum number of performance shares in accordance with FAS 123R, and the full grant date fair value of each performance share that is subject to a compounded annual growth rate earnings per share performance measure is $19.49, and is calculated by reference to the target number of performance shares in accordance with FAS 123R.

(3)
As a result of the design of Mr. Rogers' compensation arrangement, Duke Energy did not grant stock awards to him during 2007. However, the stock awards that Duke Energy granted to him in 2006 were intended to compensate him for the three-year period commencing on April 3, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

            Effective on January 2, 2007, Duke Energy spun off its gas businesses to form Spectra Energy. Effective with the spin-off, equitable adjustments were made with respect to stock options and outstanding equity awards relating to Duke Energy common stock. All such awards were adjusted into two separate awards, one relating to Duke Energy common stock and one relating to Spectra Energy common stock. This adjustment was made such that the number of shares relating to the award covering Spectra Energy common stock was equal to the number of shares of Spectra Energy common stock that the award holder would have received in the distribution had the Duke Energy award represented outstanding shares of Duke Energy common stock (i.e., a ratio of 0.5 shares of Spectra Energy common stock for every one share of Duke Energy common stock). With respect to stock options, the per share option exercise price of the original Duke Energy stock option was proportionally allocated between the two types of stock options taking into account the spin-off distribution ratio and the relative per share trading prices immediately following the spin-off. The resulting Duke Energy and Spectra Energy awards continue to be subject to the vesting schedule under the original Duke Energy award agreement. For purposes of vesting and the post-termination exercise periods applicable to the options, continued employment with Duke Energy or Spectra Energy is considered to be continued employment with the other. In the case of performance shares, TSR is determined for periods following the spin-off, based on the TSR of Duke Energy and the TSR of Spectra Energy. The adjustments preserved, but did not increase, the value of the equity awards. The following two tables show each named executive officer's Duke Energy and Spectra Energy equity awards.

DUKE ENERGY CORPORATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Rogers		214,188	$15.26	1/1/2015
James E. Rogers		213,720	$15.50	1/1/2016
James E. Rogers	625,882	1,251,764	$16.60	4/4/2016
James E. Rogers					107,575	$2,169,788
James E. Rogers							107,600	$2,170,292
David L. Hauser	31,200		$24.39	12/20/2010
David L. Hauser	32,500		$21.47	12/19/2011
David L. Hauser	4,700		$21.84	1/17/2012
David L. Hauser	24,200		$7.85	2/25/2013
David L. Hauser					70,314	$1,418,233
David L. Hauser							35,720	$720,472
David L. Hauser							18,520	$373,548
David L. Hauser							27,780	$560,323
James L. Turner	24,180		$12.82	1/1/2011
James L. Turner	29,952		$12.28	1/1/2012
James L. Turner	29,952		$12.37	1/1/2013
James L. Turner	30,888		$14.15	1/1/2014
James L. Turner	30,888		$15.26	1/1/2015
James L. Turner		35,100	$15.50	1/1/2016
James L. Turner					44,014	$887,762
James L. Turner							12,030	$242,645
James L. Turner							13,740	$277,136
James L. Turner							15,135	$305,273
James L. Turner							22,705	$457,960
Marc E. Manly	4,936		$11.54	12/4/2012
Marc E. Manly		33,540	$15.50	1/1/2016
Marc E. Manly					41,498	$837,015
Marc E. Manly							11,520	$232,358
Marc E. Manly							12,800	$258,176
Marc E. Manly							14,265	$287,725
Marc E. Manly							21,400	$431,638
Henry B. Barron, Jr.	10,600		$15.74	2/17/2008
Henry B. Barron, Jr.	16,000		$16.90	2/17/2009
Henry B. Barron, Jr.	17,400		$14.17	12/20/2009
Henry B. Barron, Jr.	10,400		$24.39	12/20/2010
Henry B. Barron, Jr.	11,400		$21.47	12/19/2011
Henry B. Barron, Jr.	5,950		$7.85	2/25/2013
Henry B. Barron, Jr.					31,958	$644,593
Henry B. Barron, Jr.					40,000	$806,800
Henry B. Barron, Jr.							15,780	$318,283
Henry B. Barron, Jr.							8,180	$164,991
Henry B. Barron, Jr.							12,270	$247,486

(1)
On January 1, 2005 and January 1, 2006, Mr. Rogers received stock options covering 214,188 and 213,720 shares, respectively, that will vest and become exercisable on the third anniversary of the respective date of grant. On April 4, 2006, Mr. Rogers received a grant of a stock option covering 1,877,646 shares that will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant. On January 1, 2006, Messrs. Turner and Manly received stock options covering 35,100 and 33,540 shares, respectively, that will vest and become exercisable on the third anniversary of the date of grant.

(2)
On April 4, 2006, Mr. Rogers received a grant of 258,180 phantom shares, of which 150,605 shares in the aggregate have become vested during 2006 and 2007 and the remaining shares vest in five quarterly installments, the first of which was on January 1, 2008. Messrs. Hauser and Barron received phantom shares on April 4, 2006, and Messrs. Turner and Manly received phantom shares on April 4, 2006 and June 26, 2006, all of which vest, subject to certain exceptions, in equal installments on the first five anniversaries of April 4, 2006. Messrs. Hauser, Turner, Manly and Barron received phantom shares on March 2, 2007, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant.

(3)
On April 4, 2006, Mr. Rogers received a grant of 322,800 performance shares, of which 102,220 shares were earned in 2006 and 5,380 shares were forfeited in 2006 due to Duke Energy's failure to achieve its safety goal, and 107,600 shares were earned in 2007. The remaining shares are eligible for vesting on December 31, 2008. Messrs. Hauser and Barron received performance shares on April 4, 2006, and Messrs. Turner and Manly received performance shares on April 4, 2006 and June 26, 2006, all of which, subject to certain exceptions, are eligible for vesting on December 31, 2008. Messrs. Hauser, Turner, Manly and Barron received performance shares on March 2, 2007 that, subject to certain exceptions, are eligible for vesting on December 31, 2009. Pursuant to applicable SEC rules, Mr. Rogers' performance shares are listed at the target number of shares and, with respect to the other named executive officers, (i) the performance shares that were granted in 2006 are listed at the maximum number of shares, (ii) one-half of the performance shares that were granted in 2007 are listed at the target number of shares and (iii) one-half of the performance shares that were granted in 2007 are listed at the maximum number of shares.

SPECTRA ENERGY CORP
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Rogers	46,735		$21.39	1/1/2014
James E. Rogers		107,094	$23.07	1/1/2015
James E. Rogers		106,860	$23.43	1/1/2016
James E. Rogers	312,941	625,882	$25.09	4/4/2016
James E. Rogers
James E. Rogers					53,788	$1,388,806
James E. Rogers							53,800	$1,389,116
David L. Hauser	4,300		$23.79	2/17/2008
David L. Hauser	15,900		$25.53	2/17/2009
David L. Hauser	18,900		$21.42	12/20/2009
David L. Hauser	15,600		$36.86	12/20/2010
David L. Hauser	16,250		$32.44	12/19/2011
David L. Hauser	2,350		$33.00	1/17/2012
David L. Hauser	2,700		$14.73	1/28/2013
David L. Hauser	17,100		$11.86	2/25/2013
David L. Hauser					16,637	$429,567
David L. Hauser							17,860	$461,145
James L. Turner	12,090		$19.37	1/1/2011
James L. Turner	14,976		$18.57	1/1/2012
James L. Turner	14,976		$18.70	1/1/2013
James L. Turner	15,443		$21.39	1/1/2014
James L. Turner	15,444		$23.07	1/1/2015
James L. Turner		17,550	$23.43	1/1/2016
James L. Turner					6,872	$177,435
James L. Turner							6,015	$155,307
James L. Turner							6,870	$177,383
Marc E. Manly	1,480		$17.44	12/4/2012
Marc E. Manly	16,224		$23.07	1/1/2015
Marc E. Manly		16,770	$23.43	1/1/2016
Marc E. Manly					6,484	$167,417
Marc E. Manly							5,760	$148,723
Marc E. Manly							6,400	$165,248
Henry B. Barron, Jr.	5,300		$23.79	2/17/2008
Henry B. Barron, Jr.	8,000		$25.53	2/17/2009
Henry B. Barron, Jr.	8,700		$21.42	12/20/2009
Henry B. Barron, Jr.	5,200		$36.86	12/20/2010
Henry B. Barron, Jr.	5,700		$32.44	12/19/2011
Henry B. Barron, Jr.					7,799	$201,370
Henry B. Barron, Jr.					20,000	$516,400
Henry B. Barron, Jr.							7,890	$203,720

(1)
On January 1, 2005 and January 1, 2006, Mr. Rogers received stock options that will vest and become exercisable on the third anniversary of the respective date of grant. On April 4, 2006, Mr. Rogers received a grant of a stock option that will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant. On January 1, 2006, Messrs. Turner and Manly received stock options that will vest and become exercisable on the third anniversary of the date of grant.

(2)
On April 4, 2006, Mr. Rogers received a grant of phantom shares, all of which have become vested except 53,788 shares, which vest in five quarterly installments, the first of which was on January 1, 2008. Messrs. Hauser and Barron received phantom shares on

  April 4, 2006, and Messrs. Turner and Manly received phantom shares on April 4, 2006 and June 26, 2006, all of which vest, subject to certain exceptions, in equal installments on the first five anniversaries of April 4, 2006.

(3)
On April 4, 2006, Mr. Rogers received a grant of performance shares, of which 53,800 shares remain eligible for vesting on December 31, 2008. Messrs. Hauser and Barron received performance shares on April 4, 2006, and Messrs. Turner and Manly received performance shares on April 4, 2006 and June 26, 2006, all of which, subject to certain exceptions, are eligible for vesting on December 31, 2008. Pursuant to applicable SEC rules, Mr. Rogers' performance shares are listed at the target number of shares and, with respect to the other named executive officers, the performance shares that were granted in 2006 are listed at the maximum number of shares.

OPTION EXERCISES AND STOCK VESTED

	Option Awards				Stock Awards
	Duke Energy		Spectra Energy		Duke Energy		Spectra Energy
Name	Number of Duke Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Spectra Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Duke Energy Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)	Number of Spectra Energy Shares Acquired on Vesting (#)(4)(6)	Value Realized on Vesting ($)(7)
James E. Rogers	216,216	$1,364,323	61,372	$302,564	193,660	$4,124,500	86,072	$2,220,658
David L. Hauser	103,600	$590,634	5,000	$15,050	26,814	$592,367	13,407	$353,926
James L. Turner	3,588	$19,124	1,794	$7,337	3,436	$70,507	1,718	$44,617
Marc E. Manly	64,896	$375,423	17,212	$90,135	3,242	$66,526	1,621	$42,097
Henry B. Barron, Jr.	0	$0	2,975	$46,291	13,235	$292,848	6,617	$174,753

(1)
The value realized upon exercise was calculated based on the closing price of a share of Duke Energy common stock on the date of option exercise.

(2)
The value realized upon exercise was calculated based on the closing price of a share of Spectra Energy common stock on the date of option exercise.

(3)
The executives elected to defer the following number and amount of vested Duke Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 66: Mr. Hauser: 22,052 shares ($442,460); Mr. Turner: 0 shares ($0); Mr. Manly: 0 shares ($0); and Mr. Barron: 0 shares ($0). The vested stock awards reflected above with respect to Mr. Rogers are automatically deferred until April 3, 2009 pursuant to the terms of his employment agreement.

(4)
Includes performance shares covering the 2005-2007 performance period. The Compensation Committee certified the achievement of the applicable performance measures on February 26, 2008.

(5)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date, and includes a cash payment to Messrs. Hauser and Barron for dividend equivalents on earned performance shares in the amount of $52,190 and $26,342, respectively.

(6)
The executives elected to defer the following number and amount of vested Spectra Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 66: Mr. Hauser: 11,026 shares ($284,475); Mr. Turner: 0 shares ($0); Mr. Manly: 0 shares ($0); and Mr. Barron: 0 shares ($0). The vested stock awards reflected above with respect to Mr. Rogers are automatically deferred until April 3, 2009 pursuant to the terms of his employment agreement.

(7)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Spectra Energy common stock on the respective vesting date, and includes a cash payment to Messrs. Hauser and Barron for dividend equivalents on earned performance shares in the amount of $7,616 and $3,844, respectively.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
James E. Rogers	Cinergy Corp. Non-Union Employees' Pension Plan	16.77	$517,058	$0
David L. Hauser	Duke Energy Retirement Cash Balance Plan	33.83	$623,834	$0
David L. Hauser	Duke Energy Corporation Executive Cash Balance Plan	33.83	$878,690	$0
James L. Turner	Cinergy Corp. Non-Union Employees' Pension Plan	11.87	$179,667	$0
James L. Turner	Duke Energy Corporation Executive Cash Balance Plan	11.87	$6,142,425	$103,860
Marc E. Manly	Cinergy Corp. Non-Union Employees' Pension Plan	5.17	$129,220	$0
Marc E. Manly	Duke Energy Corporation Executive Cash Balance Plan	5.17	$6,435,588	$134,381
Henry B. Barron, Jr.	Duke Energy Retirement Cash Balance Plan	35.50	$697,095	$0
Henry B. Barron, Jr.	Duke Energy Corporation Executive Cash Balance Plan	35.50	$493,149	$0

(1)
Mr. Rogers' credited service is frozen as of April 3, 2006, which is the date of the merger of Duke Energy and Cinergy.

(2)
Duke Energy changed its pension plan measurement date, for financial accounting purposes, from September 30 of each year to December 31 of each year. As a result, the amounts listed in this column reflect the present value of each named executive officer's accumulated benefit as of December 31, 2007.

(3)
Messrs. Turner and Manly each received a distribution equal to the amount of taxes that were required to be withheld upon the date that amounts were credited to their account under the Duke Energy Corporation Executive Cash Balance Plan, as described on page 62.

            Duke Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

Duke Energy Retirement Cash Balance Plan and Executive Cash Balance Plan

            Messrs. Hauser and Barron actively participate in the Duke Energy Retirement Cash Balance Plan ("RCBP"), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Code. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for legacy Cinergy employees who are covered under the Cinergy Plan (described below). The RCBP provides benefits under a "cash balance account" formula. Each of the named executive officers who participate in the RCBP has satisfied the eligibility requirements to receive his or her account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.

            The amount credited to the hypothetical account is increased with monthly pay credits equal to (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation, and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly, with the interest rate determined quarterly based on the 30-year Treasury rate.

            For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and effective in 2008, deferrals under the Duke Energy Corporation Executive Savings Plan. Compensation does not include severance pay (including bank time and payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP.

            The benefit of participants in the RCBP may not be less than determined under certain prior benefit formulas (including optional forms). In addition, the benefit under the RCBP is limited by maximum benefits and compensation limits under the Code.

            Each of Messrs. Hauser and Barron is eligible to participate in the Duke Energy Corporation Executive Cash Balance Plan ("ECBP"), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Code. Benefits earned under the ECBP are attributable to (i) compensation in excess of the annual compensation limit ($230,000 for 2008) under the Code that applies to the determination of pay credits under the RCBP, (ii) certain deferred compensation that is not recognized by the RCBP prior to 2008, (iii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($185,000 for 2008) under the Code that applies to the RCBP, and (iv) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

            As described in footnote 4 to the Summary Compensation Table on page 46, amounts were credited to an account established for each of Messrs. Turner and Manly under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. Messrs. Turner and Manly will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62.

Cinergy Corp. Non-Union Employees' Pension Plan

            Mr. Rogers has an accrued benefit under the Cinergy Corp. Non-Union Employees' Pension Plan ("Cinergy Plan"), but his benefit was "frozen" on April 3, 2006 (i.e., it is not increased by Mr. Rogers' service and pay after April 3, 2006). Messrs. Turner and Manly participate in the Cinergy Plan. The Cinergy Plan is a tax-qualified defined benefit plan that generally covers legacy Cinergy non-bargaining employees. The Cinergy Plan includes the following two program formulas: (i) a Traditional Program and (ii) the Duke Account Formula (which, in 2007, replaced the Balanced and Investor Programs). The Traditional Program formula is based on service and final average monthly pay. The Duke Account Formula (and the prior Balanced and Investor Programs) are "cash balance account" formulas. In 2007, participants were given the choice of continuing to accrue benefits under the Traditional Program or to retain their accrued benefit under the Traditional Program and participate in the Duke Account Formula. Mr. Turner chose to retain his accrued benefits under the Traditional Program and in the future participate in the Duke Account Formula and Mr. Manly chose to remain in the Traditional Program.

            Under the Cinergy Plan's Traditional Program, in which Mr. Rogers participated prior to April 3, 2006, and in which Mr. Turner participated prior to April 1, 2007 and in which Mr. Manly continues to participate, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with five or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Messrs. Rogers, Turner and Manly are eligible for an early retirement benefit, the amount of which would be reduced for early commencement. Payment is available in a variety of annuity forms, and for Mr. Turner is also available in a lump sum.

            The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of final average monthly pay ("FAP") times years of participation (up to a maximum of 35 years), where (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), and where (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years) or (ii) 1.163% of FAP pay times years of participation (up to a maximum of 35 years), and where (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

            FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last 10 years of participation. This is determined using the three consecutive calendar years that will result in the highest FAP or by using the last 36 months of participation. If the participant's highest FAP occurs other than using the last 36 months, FAP will be calculated as if accrued vacation pay, if any, was received by the participant during the last month during the period that is used to determine the highest FAP. Mr. Turner's FAP continues to be adjusted for future compensation, but his service after April 1, 2007 does not increase his accrued benefits under the Traditional Program.

            Total pay includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, unused accrued vacation pay, service watch payments, performance lump sum pay, Annual Incentive Plan Awards and Annual Performance Cash Awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, Long-Term Performance Awards and Executive Individual Incentive Awards. The benefit under the Cinergy Plan is limited by maximum benefits and compensation limits under the Code.

            As described above, effective April 1, 2007, Mr. Turner participates in the Duke Account Formula. This feature of the Cinergy Plan provides a benefit substantially similar to that provided under the RCBP.

Present Value Assumptions

            The valuation method and assumptions used in determining the present value of the current accrued benefit for the Pension Benefits table is as follows: (i) for the RCBP and ECBP, and for the cash balance account benefits under the Cinergy Plan, the value of the cash balance account as of December 31, 2007 is projected to age 65 for Messrs. Hauser and Barron and age 62 for Messrs. Turner and Manly at the assumed interest crediting rate of 5% and is then discounted back to December 31, 2007 using the assumed discount rate of 6%, and (ii) for the Cinergy Plan, the assumptions used by Duke Energy in its Form 10-K for the year ended December 31, 2007 are used, along with the assumption that Messrs. Rogers, Turner and Manly will remain employed until age 62 (i.e., the earliest retirement date on which unreduced benefits can be paid).

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
James E. Rogers Cinergy Corp. 401(k) Excess Plan	$0	$0	$5,974,416	$0	$65,028,815	(5)
James E. Rogers Deferred Compensation Agreement	$0	$0	$528,466	$0	$3,548,271	(6)
David L. Hauser Duke Energy Corporation Executive Savings Plan	$1,659,233	$63,945	$355,912	$0	$7,247,048
James L. Turner Cinergy Corp. 401(k) Excess Plan	$29,498	$2,264	$72,670	$0	$755,060
James L. Turner Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan	$0	$0	$58,855	$0	$643,397
Marc E. Manly Cinergy Corp. 401(k) Excess Plan	$27,800	$2,114	$20,332	$0	$248,017
Marc E. Manly Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan	$0	$0	$103,340	$0	$1,183,298
Henry B. Barron, Jr. Duke Energy Corporation Executive Savings Plan	$22,258	$35,117	$28,989	$0	$724,696

(1)
Includes $57,750; $29,498; and $27,800 of salary deferrals credited to the plan in 2007 on behalf of Messrs. Hauser, Turner and Manly, which are included in the salary column of the Summary Compensation Table. Includes $163,019 and $22,258 of short-term incentive deferrals earned in 2006 and credited to the plan in 2007 on behalf of Messrs. Hauser and Barron, respectively. Includes $1,438,464 of stock award deferrals and dividend equivalents credited to the plan in 2007 on behalf of Mr. Hauser.

(2)
Reflects make-whole matching contribution credits made in 2007 under the Duke Energy Corporation Executive Savings Plan and the Cinergy Corp. 401(k) Excess Plan with respect to elective salary deferrals made by executives during 2006. Company matching credits earned in 2006 for Messrs. Turner and Manly are not reflected because they were credited during 2006 under the Cinergy Corp. 401(k) Excess Plan. These amounts were $15,900 and $14,805, respectively. See footnote 5 to the Summary Compensation Table on page 47 for the amount of make-whole matching contribution credits that will be made to the Duke Energy Executive Savings Plan in 2008 with respect to elective salary deferrals made by executives during 2007.

(3)
Includes $247,320 of above-market interest as reported for Mr. Rogers in footnote 4 to the Summary Compensation Table on page 46. Includes $2,202 of above-market interest as reported for Mr. Hauser in footnote 4 to the Summary Compensation Table on page 46.

(4)
With respect to Mr. Hauser, includes $55,000 of salary deferrals and $1,994 of above-market interest, which were reported in the Summary Compensation Table for the 2006 calendar year.

(5)
Mr. Rogers' account (the "Account") under the Cinergy Corp. 401(k) Excess Plan is comprised of amounts that have been earned by Mr. Rogers during his eighteen-year tenure as the Chief Executive Officer of Cinergy and its predecessor companies. The amount in Mr. Rogers' Account includes the following:

•
$41,827,741 was credited to the Account on March 31, 2006 by Cinergy in cancellation of his right to certain retirement benefits previously earned. In particular, this amount represents the lump sum equivalent of the retirement benefits that Mr. Rogers earned over the course of his career at PSI Energy, Inc. and Cinergy under the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and Mr. Rogers' prior employment agreement (collectively, the "SERP") and was provided in exchange for Mr. Rogers' right to a future SERP benefit under those plans. A portion of this amount (i.e., $5,200,000 plus future earnings and losses) will vest, subject to Mr. Rogers' continued employment, on April 4, 2008 (or upon his qualifying termination of employment), and the remainder of this amount is fully vested. The amount credited to the Account is equal to the lump sum present value of Mr. Rogers' SERP benefit plus $1,000,000, which additional amount was credited to the Account in order to provide an additional retention incentive and in consideration for his agreement to subject the above-referenced portion of his converted SERP benefit to a two-year vesting schedule. These arrangements were made in accordance with an employment agreement term sheet negotiated with Cinergy and Mr. Rogers in connection with the merger, all of which was previously disclosed by Cinergy in a Form 8-K filed on April 6, 2006;

•
$5,807,080 was credited to the Account, effective upon the merger of Duke Energy and Cinergy on April 3, 2006. This amount represents the value of a performance-based phantom share award that was granted to Mr. Rogers on January 1, 2004 and which originally covered 129,049 shares of Cinergy common stock and was converted into 201,316 shares Duke Energy common stock. In accordance with its terms, this award became fully vested upon a "change in control" of Cinergy, which occurred upon the merger of Cinergy and Duke Energy and was credited to Mr. Rogers' Account at that time; and

•
$17,393,994 of other contributions and earnings was credited on the entire Account. In particular, Mr. Rogers has elected to defer from his salary throughout the course of his career at Cinergy, and Cinergy has made matching contributions with respect to such deferrals pursuant to the Cinergy Corp. 401(k) Excess Plan. Cinergy also has made discretionary non-elective contributions to Mr. Rogers' Account. All earnings credited to Mr. Rogers' Account prior to 2008 have been calculated based on the actual investment returns of the phantom investment options previously offered under the Cinergy Corp. 401(k) Excess Plan, and earnings on a portion of the Account will continue to be calculated based on those phantom investment options after January 1, 2008, the date on which the Cinergy Corp. 401(k) Excess Plan merged into the Duke Energy Corporation Executive Savings Plan.

Except for earnings on previously-deferred amounts, no additional amounts will be credited to Mr. Rogers' Account after April 3, 2006, the date of the merger of Duke Energy and Cinergy.

(6)
Reflects Mr. Rogers' interest under a Deferred Compensation Agreement that he entered into with PSI Energy, Inc. (subsequently renamed Duke Energy Indiana, Inc.) on December 16, 1992. Except for earnings on previously deferred amounts, Mr. Rogers is not permitted to earn any additional amounts under this plan.

Duke Energy Corporation Executive Savings Plan

            Under the Duke Energy Corporation Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Code under the Duke Energy Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Duke Energy Retirement Savings Plan, including in the Duke Energy Common Stock Fund. However, as described above, earnings on Mr. Rogers' account under the Duke Energy Corporation Executive Savings Plan are calculated in part based on the actual investment returns of the phantom investment options previously offered under the Cinergy Corp. 401(k) Excess Plan. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

Legacy Cinergy Nonqualified Deferred Compensation Plans

            Effective on December 31, 2007, the Cinergy Corp. 401(k) Excess Plan and the Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan (collectively, the "Legacy Cinergy Nonqualified Deferred Compensation Plans") were merged into the Duke Energy Corporation Executive Savings Plan. Prior to this date, (i) under the terms of the Cinergy Corp. 401(k) Excess Plan, participants could elect to defer a portion of their base salary and receive a company matching contribution in excess of the contribution limits prescribed by the Code under the Cinergy Corp. Non-Union Employees' 401(k) Plan, and (ii) under the terms of the Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan, participants could defer a portion of their annual bonus. Effective upon the plan merger, all benefits previously earned under the Legacy Cinergy Nonqualified Deferred Compensation Plans were transferred to and became payable under the terms of the Duke Energy Corporation Executive Savings Plan.

Deferred Compensation Agreement for Mr. Rogers

            In 1992, PSI Energy, Inc. (a predecessor to Cinergy) entered into a deferred compensation agreement with Mr. Rogers. Except for earnings on amounts previously deferred, Mr. Rogers is not accruing any additional benefits under this agreement. The agreement provides Mr. Rogers with the right to receive two 15-year annual cash benefits beginning the first January following his termination of employment for any reason other than death; provided, however, that cash benefits will commence no later than January 2010. The first annual payment ranges from $401,000 if payment commenced in January 2008 to $554,000 if payment begins in January 2010. Payment of the second annual cash benefit will commence no earlier than January 2008 and no later than January 2010 and ranges from $179,000 if payment commenced in January 2008 to $247,000 if payment begins in January 2010. Comparable amounts are payable if Mr. Rogers dies before these payments begin. The deferred payments accrue interest at an annual rate of 17.5%. The benefits payable under the agreement are unfunded and subject to the claims of Duke Energy's creditors.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

            Under certain circumstances, each named executive officer would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each named executive officer has entered into with Duke Energy are described below, followed by a table that quantifies the amount that would become payable to each named executive officer as a result of his termination of employment.

            The amounts shown assume that such termination was effective as of December 31, 2007 and are merely estimates of the amounts that would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such named executive officer's termination of employment.

            The table shown below does not include amounts that have been earned and which are payable without regard to the named executive officer's termination of employment. Such earned amounts, however, are described immediately following the table.

Mr. James E. Rogers

            On April 4, 2006, Duke Energy entered into a three-year employment agreement with Mr. Rogers to provide for his employment as Chief Executive Officer and President, effective as of the closing of the merger with Cinergy on April 3, 2006. The employment agreement supersedes his employment agreement with Cinergy, except as described below.

            Under the employment agreement, Mr. Rogers will not receive a base salary and will not be eligible to participate in cash bonus programs. Instead, he will be compensated substantially through equity awards, as described previously in the Compensation Discussion and Analysis.

            Mr. Rogers generally is not eligible to participate in Duke Energy's benefit plans, but he will be permitted to participate in Duke Energy's medical and dental plans if he pays the required premiums. Mr. Rogers also is entitled to certain fringe benefits (such as transitional financial planning services incurred through April 15, 2007 and an annual physical) and reimbursement for certain costs associated with his relocation to Charlotte. Mr. Rogers also remains entitled to benefits under legacy plans and agreements of Cinergy, but Mr. Rogers' rights to such benefits will be unaffected – neither enhanced nor diminished – by his employment with Duke Energy.

            For security reasons, Mr. Rogers is required by Duke Energy to use Duke Energy aircraft, whenever feasible, for his business travel. Mr. Rogers also is permitted to use Duke Energy aircraft for his personal travel within North America; however, Mr. Rogers will be required to pay for the cost of personal travel on Duke Energy aircraft in accordance with standard rates and policies. Mr. Rogers is responsible for any income taxes resulting from such aircraft usage. However, to the extent Mr. Rogers incurs expenses associated with his spouse accompanying him on business travel, Mr. Rogers is entitled to reimbursement for those expenses from Duke Energy, including payment of a tax gross-up. The agreement contains restrictive covenants related to confidentiality that continue following the agreement term.

            If, prior to April 3, 2008, Mr. Rogers' employment is terminated by Duke Energy without "cause" or by Mr. Rogers for "good reason" (each as defined below), Mr. Rogers would be entitled (upon execution of a release of claims) to the severance benefits to which he would have been entitled under his prior employment agreement with Cinergy had his employment terminated immediately following the closing of the merger of Cinergy and Duke Energy. Generally, this would entitle Mr. Rogers to (a) cash severance equal to three times the sum of his salary and maximum bonus, determined by reference to his employment at Cinergy; (b) welfare benefits for a thirty-six month period following termination of service or a cash equivalent (reduced by coverage obtained from subsequent employers); (c) a payment of $60,000 in connection with the legacy Cinergy automobile benefit; and (d) miscellaneous benefits, including outplacement and tax counseling services. Moreover, if any payment made to Mr. Rogers is subject to the "golden parachute" excise tax imposed under the Internal Revenue Code, Duke Energy will make a tax gross-up payment to Mr. Rogers to hold him harmless from the effect of such excise tax. The agreement contains restrictive covenants related to confidentiality that continue following the agreement term.

            If, on or after April 3, 2008 but during the term of his employment agreement, Mr. Rogers' employment is terminated by Duke Energy without "cause" or by Mr. Rogers for "good reason" (each as defined below), Mr. Rogers would be entitled (upon execution of a release of claims) to the severance benefits to which he would have been entitled under his prior employment agreement with Cinergy had his employment terminated outside of the "change in control" context. Generally, this would entitle Mr. Rogers to (a) cash severance equal to three times the sum of his salary and maximum bonus, determined by reference to his employment at Cinergy, (b) welfare benefits for the remainder of the stated term of the employment agreement or a cash equivalent (reduced by coverage obtained from subsequent employers); (c) a payment of $60,000 in connection with the legacy Cinergy automobile benefit; and (d) miscellaneous benefits, including tax counseling services.

            For purposes of Mr. Rogers' employment agreement, "cause" generally means (i) if not cured, the willful and continued failure by the Mr. Rogers to substantially perform his duties or to comply with Duke Energy's rules or procedures, (ii) the breach of confidentiality obligations by Mr. Rogers, or (iii) Mr. Rogers conviction of a felony, including the entry of a guilty or nolo contendere plea, or any willful or grossly negligent action or inaction by Mr. Rogers that has a materially adverse effect on Duke Energy. For purposes of Mr. Rogers' employment agreement, "good reason" generally means (a) the material reduction without Mr. Rogers' consent of his title, authority, duties, or responsibilities from those in effect immediately prior to the reduction, (b) the failure by Duke Energy without Mr. Rogers' consent to nominate him for re-election to the Board of Directors, (c) a material adverse change in Mr. Rogers' reporting responsibilities, (d) any breach by Duke Energy of any other material provision of Mr. Rogers' employment agreement or (e) a failure by Duke Energy to require any successor entity to Duke Energy specifically to assume in writing all of Duke Energy's obligations under Mr. Rogers' employment agreement.

Other Named Executive Officers

            Duke Energy entered into change in control agreements with Messrs. Hauser, Turner and Manly, effective as of July 1, 2005, April 4, 2006 and April 4, 2006, respectively. The agreements have an initial term of two years, after which the agreements automatically extend, unless six months prior written notice is provided, from the first date of each month for one additional month.

            The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (3) continued medical, dental and basic life insurance coverage for a two-year period or a lump sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (4) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. As described in more detail below, the agreements also provide for enhanced benefits with respect to equity awards.

            Under the change in control agreements, each named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

            For purposes of the change in control agreements, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position, (ii) the final conviction of the executive of a felony or crime involving moral turpitude, (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of the Duke Energy, (iv) a material breach by the executive of Duke Energy's Code of Business Ethics, or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means: (a) a reduction in the executive's annual base salary or target annual bonus as in effect immediately prior to the change in control (exclusive of any across the board reduction similarly affecting substantially all similarly situated employees) or (b) the assignment to the executive of a job position with a total point value under the Hay Point Factor Job Evaluation System that is less than 70% of the total point value of the job position held by the executive immediately before the change in control.

            The change in control agreements for Messrs. Turner and Manly provide that, if, prior to April 3, 2008, the executive's employment is terminated by Duke Energy without cause or by the executive for good reason (each as defined below), the executive would be entitled (upon execution of a release of claims) to the severance benefits to which he would have been entitled under his prior employment agreement with Cinergy had his employment terminated immediately following the closing of the merger of Cinergy and Duke Energy. Generally, this would entitle the executive to (a) cash severance equal to three times the sum of his salary and maximum bonus, determined by reference to his employment at Cinergy; (b) the present value of any benefits under Cinergy Corp. Executive Supplemental Life Policy; (c) full vesting of any otherwise unvested amounts credited to the executive's account under the Duke Energy Corporation Executive Cash Balance Plan; (d) the supplemental retirement benefit, if any, to which the executive would have been entitled under the legacy Cinergy supplemental retirement plans if he had been credited with three additional years of age and service, reduced by the amounts provided to the executive under the Duke Energy Corporation Executive Cash Balance Plan; (e) welfare benefits for a thirty-six month period following termination of service or a cash equivalent (reduced by coverage obtained from subsequent employers), with gross-up for applicable taxes; (f) a payment of $50,000 in connection with the legacy Cinergy automobile benefit, with gross-up for applicable taxes; (g) reimbursement for reasonable relocation costs (reduced by relocation benefits obtained from subsequent employers); and, (h) miscellaneous benefits, including outplacement and tax counseling services and a related tax gross-up. Moreover, if any payment made to one of the executives is subject to the "golden parachute" excise tax imposed under the Internal Revenue Code, Duke Energy will make a tax gross-up payment to the executive to hold him harmless from the effect of such excise tax.

            For purposes of the legacy Cinergy employment agreements, "cause" generally means (i) unless cured, the willful and continued failure by the executive to substantially perform his duties, (ii) the breach by the executive of confidentiality obligations, or (iii) the conviction of executive for the commission of a felony, including the entry of a guilty or nolo contendere plea, or any willful or grossly negligent action or inaction by the executive that has a materially adverse effect on Duke Energy. For purposes of the legacy Cinergy employment agreements, "good reason" shall mean (a) a reduction in any component of the executive's compensation, except for across-the-board salary reductions similarly affecting all management personnel to the extent such reductions do not result in a material adverse change in the aggregate, (b) the material reduction without his consent of the executive's authority, duties, or responsibilities from those in effect immediately prior to the reduction, (c) a material adverse change in the executive's reporting responsibilities (d) any breach of any other material provision of the executive's employment agreement, (e) the executive's disability due to physical or mental illness or (f) a failure to require any successor entity to assume in writing all obligations under executive's employment agreement.

Retention Awards

            On April 4, 2006, Duke Energy granted retention awards to several of its executive officers, including Messrs. Hauser, Turner and Manly. Pursuant to these awards, Messrs. Hauser, Turner and Manly will receive $1,000,000, $900,000 and $860,000, respectively, if they remain employed with Duke Energy until April 4, 2008 or upon an earlier death, or, in the event of a "change in control" of Duke Energy, upon a voluntary termination for "good reason" or an involuntary termination without "cause" (each as defined below). For purposes of the retention awards, "cause" generally means, if not cured, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position, (ii) the final conviction of the executive of a felony or crime involving moral turpitude, (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy, (iv) a material breach by the executive of the Duke Energy's Code of Business Ethics, or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. For purposes of the retention awards, "good reason" generally means: (a) a reduction in the executive's annual base salary or target annual bonus (exclusive of any across the board reduction similarly affecting substantially all similarly situated employees), or (b) the assignment to the executive of a job position with a total point value under the Hay Point Factor Job Evaluation System that is less than 70% of the total point value of the job position held by the executive on the date of grant.

            On February 1, 2006, a restricted stock award covering 40,000 shares of Duke Energy common stock was granted to Mr. Barron for purposes of retention. This award vests in full on February 1, 2011, subject to continued employment until that time. Mr Barron will vest in a prorated portion of his award upon his death, disability or termination without cause (as determined by Duke Energy). The award also provides that dividends paid on the award prior to forfeiture are required to be repaid to Duke Energy in the event of a forfeiture of the award. The award will be forfeited in its entirety upon Mr. Barron's retirement on March 31, 2008.

Equity Awards – Affect of Termination of Employment

            In the event of Mr. Rogers' termination of employment for any reason other than death or disability, a prorated portion of his phantom shares, performance shares (assuming target performance) and stock options attributable to the pending quarterly or annual service or performance period (as the case may be), to the extent not already vested, will vest based on the amount of time during the vesting period that has elapsed prior to his termination of employment. If Mr. Rogers' employment is terminated as a result of his death or disability, all of his phantom shares, performance shares (assuming target performance) and stock options will immediately vest, regardless of the service or performance period to which they are attributable. In addition, upon his termination of employment, his stock options, to the extent vested, will remain exercisable during the remainder of their ten-year term, except such options shall remain exercisable for no more than 90 days in the event that Mr. Rogers' employment is terminated for cause (as defined in the employment agreement).

            As described above, each year Duke Energy grants long-term incentives to its executive officers, and the terms of these awards vary somewhat from year-to-year. The following table summarizes the consequences under Duke Energy's long-term incentive award agreements, without giving effect to the change in control and severance agreements described above, that would generally occur in the event of the termination of employment of a named executive officer (other than Mr. Rogers).

Event	Consequences
Voluntary termination or involuntary termination (retirement eligible)	Phantom Shares – continue to vest Performance Shares – prorated portion of award vests based on actual performance Options – continue to vest
Voluntary termination (not retirement eligible)	Phantom Shares, Performance Shares and Options – the executive's right to unvested portion of award terminates immediately
Involuntary termination (not retirement eligible)
Phantom Shares – prorated portion of award vests

Performance Shares – prorated portion of award vests based on actual performance

Options – the executive's right to unvested shares terminates immediately
Involuntary termination after a CIC	Phantom Shares – immediate vesting Performance Shares – see impact of change in control below Options – see impact of change in control below
Death or Disability	Phantom Shares – immediate or prorated vesting Performance Shares – prorated portion of award vests based on actual performance Options – previously vested options are exercisable for 36 months
Change in Control	Phantom Shares – no impact absent termination of employment Performance Shares – prorated portion of award vests based on target performance Options – generally immediate vesting

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL ("CIC")

Name and Triggering Event		Cash Severance Payment(2)	Incremental Retirement Plan Benefit(3)	Welfare and Other Benefits(4)	Stock Awards(5)	Option Awards(6)
James E. Rogers
•	Voluntary termination/Involuntary termination with cause	$0	$0	$0	$707,004	$4,428,218
•	Involuntary termination without cause	14,097,033	0	419,998	707,004	4,428,218
•	Involuntary or good reason termination after a CIC	14,097,033	0	419,998	707,004	4,428,218
•	Death	0	0	0	7,118,002	7,525,331
•	Disability	0	0	0	7,118,002	7,525,331
David L. Hauser
•	Voluntary termination/Involuntary termination with cause	0	0	73,298	2,672,408	0
•	Involuntary termination without cause	0	0	73,298	2,672,408	0
•	Involuntary or good reason termination after a CIC	2,079,000	332,850	101,572	3,724,994	0
•	Death	1,000,000	0	1,282,282	1,888,412	0
•	Disability	0	0	73,298	1,888,412	0
James L. Turner
•	Voluntary termination/Involuntary termination with cause	0	0	46,515	0	0
•	Involuntary termination without cause	4,974,304	0	452,598	874,330	0
•	Involuntary or good reason termination after a CIC	4,974,304	0	452,598	1,685,017	205,861
•	Death	900,000	0	46,515	1,314,964	205,861
•	Disability	0	0	46,515	1,314,964	205,861
Marc E. Manly
•	Voluntary termination/Involuntary termination with cause	0	0	12,029	1,589,030	196,712
•	Involuntary termination without cause	4,378,382	0	396,560	1,589,030	196,712
•	Involuntary or good reason termination after a CIC	4,378,382	0	396,560	1,589,030	196,712
•	Death	860,000	0	12,029	1,239,858	196,712
•	Disability	0	0	12,029	1,239,858	196,712
Henry B. Barron, Jr.(1)
•	Voluntary termination/Involuntary termination with cause	0	0	8,178	1,210,252	0
•	Involuntary termination without cause	0	0	8,178	1,716,773	0
•	Involuntary or good reason termination after a CIC	0	0	8,178	1,716,773	0
•	Death	0	0	889,657	1,353,290	0
•	Disability	0	0	8,178	1,353,290	0

(1)
Mr. Barron has announced that he will retire on March 31, 2008. As a result, he will receive the amounts listed in the "voluntary termination" row, in addition to other earned and accrued amounts, subject to his compliance with applicable restrictive covenants. The other amounts set forth on this table will not become payable to Mr. Barron.

(2)
Amounts listed under "Cash Severance Payment" are payable under the terms of the named executive officer's Employment Agreement, Change in Control Agreement or Retention Agreement, as applicable. The severance benefits set forth above do not include accrued salary and bonus payments earned through December 31, 2007; however, such amounts are reflected in the Summary Compensation Table. The amounts listed as payable to Messrs. Hauser, Turner and Manly in the event of death are not payable if such death occurs after April 3, 2008.

(3)
Pursuant to the Change in Control Agreement of Mr. Hauser, the amount listed under "Incremental Retirement Plan Benefit" represents the additional amount that would be contributed to the Duke Energy Retirement Cash Balance Plan, Duke Energy Executive Cash Balance Plan, Duke Energy Retirement Savings Plan and the Duke Energy Executive Savings Plan in the event Mr. Hauser continued to be employed by Duke Energy, at his rate of base salary as in effect on December 31, 2007, for two additional years.

(4)
Amounts listed under "Welfare and Other Benefits" include: (a) accrued vacation; (b) the amount that would be paid to each named executive officer who has entered into a Change in Control Agreement in lieu of providing continued welfare benefits for 24 or 36 months and (c) life insurance proceeds with respect to grandfathered life insurance benefits for Messrs. Hauser and Barron. The life insurance benefits for Messrs. Hauser and Barron are provided under split dollar life insurance arrangements that provide a death benefit in an amount equal to the excess of 2.5 times each individual's annual base salary over his supplemental account under the Duke Energy Executive Cash Balance Plan. As of December 31, 2006, $234,766 was credited to Mr. Hauser's supplemental account and $181,661 was credited to Mr. Barron's supplemental account.

(5)
The amounts listed under "Stock Awards" do not include amounts attributable to the phantom shares and performance shares that vested on December 31, 2007; such amounts are included in the Option Exercises and Stock Vested Table on page 59.

(6)
The amounts listed under "Option Awards" consist of only those options for which (i) vesting is accelerated upon the applicable termination event or (ii) vesting continues after the applicable termination event (i.e., due to the executives being retirement eligible). As of December 31, 2007, and without regard to any acceleration of vesting that would otherwise occur upon a triggering event, the vested options of Messrs. Rogers, Hauser, Turner, Manly and Barron with respect to Duke Energy shares were 625,882, 92,600, 145,860, 4,936 and 71,750, respectively, and with respect to Spectra Energy shares were 359,676, 93,100, 72,929, 17,704 and 32,900, respectively.

            The amounts listed in the preceding table have been determined based on a variety of assumptions, and the actual amounts to be paid out can only be determined at the time of each named executive officer's termination of employment. The amounts described in the table do not include compensation to which each named executive officer would be entitled without regard to his or her termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid, (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables on pages 60 and 64, and (iii) the potential reimbursement of legal fees. Additionally, the amounts described in the table do not include the unvested portion of the benefits of Messrs. Rogers, Turner and Manly that are already reflected in the Pension Benefits and Nonqualified Deferred Compensation tables.

            The amounts shown above do not reflect the fact that, under the Change in Control Agreements that Duke Energy has entered into with Messrs. Hauser, Turner and Manly, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, such amounts would be reduced to the extent necessary so that such tax would not apply under certain circumstances. As previously described, Mr. Rogers (and, under certain circumstances, Messrs. Turner and Manly) is entitled to a tax gross-up payment if any amounts payable to him are subject to the golden parachute excise tax.

            The amounts shown above with respect to stock awards and option awards were calculated based on a variety of assumptions, including the following: (i) the named executive officer terminated employment on December 31, 2007; (ii) a stock price for Duke Energy common stock equal to $20.17 and $25.82 for Spectra Energy common stock, which were the closing prices on December 30, 2007 (the last trading day of 2007); (iii) the continuation of Duke Energy's and Spectra Energy's dividend at the rate in effect on December 31, 2007; and (iv) performance at the target level with respect to performance shares. Additionally, the amounts listed above with respect to Messrs. Hauser, Manly and Barron reflect the fact that, upon termination for any reason, except death or disability, such individuals would receive the full value of all unvested phantom shares and the dividends that would be paid on such shares for the remainder of the original vesting period, subject to compliance with restrictive covenants contained in such awards, because each such individual has attained retirement age.

Potential Payments Due Upon a Change in Control

            Other than as described below, the occurrence of a change in control of Duke Energy would not trigger the payment of benefits to the named executive officers absent a termination of employment. If a change in control of Duke Energy occurred on December 31, 2007, the outstanding performance shares awards would be paid out on a prorated basis assuming target performance. As of December 31, 2007, the prorated performance shares that would be paid as a result of these accelerated vesting provisions would have had a value of $0; $773,400; $581,855; $548,787 and $341,665 for Messrs. Rogers, Hauser, Turner, Manly and Barron, respectively.

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

            The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

            We believe that sound corporate governance has three components: (i) Board of Directors independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment. The Corporate Governance Committee's charter is available on our website at www.duke-energy.com/investors/corporate-governance.asp and is summarized below.

            Membership.    The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

            Responsibilities.    The Committee's responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board of Directors membership needs and recommending nominees; (iii) recommending to the Board of Directors those directors to be selected for membership on, or removal from, the various Board of Directors' committees and those directors to be designated as chairs of Board of Directors' committees; and (iv) sponsoring and overseeing performance evaluations for the various Board of Directors' committees, the Board of Directors as a whole, and the directors and management, including the Chief Executive Officer.

            Investigations and Evaluations.    The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, and in the Committee's sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

            All of our Board of Directors committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees and Code of Business Conduct & Ethics for Directors are available on our website at www.duke-energy.com/investors/corporate-governance.asp and are available in print upon request. Any amendment to or waiver from our Code of Business Ethics for executive officers or Code of Business Conduct & Ethics for directors must be approved by the Board and will be posted on our website. There were no such amendments or waivers considered or granted in 2007. Additionally, during 2007 our Board of Directors held 5 executive sessions with independent directors only.

Director Candidates

            Profile.    We look for the following characteristics in any candidate for nominee to serve on our Board of Directors:

  •
  fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

  •
  a genuine interest in Duke Energy and a recognition that, as a member of the Board of Directors, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

  •
  a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

  •
  present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

  •
  no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders;

  •
  the ability and willingness to spend the time required to function effectively as a director;

  •
  compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

  •
  independent opinions and willingness to state them in a constructive manner; and,

  •
  willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board of Directors).

            Nominees.    The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board of Directors standing for re-election. The Committee will provide the third party, based on surveys of the then-current Board of Directors members and the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the Committee considers the shareholder-nominee's independence with respect to both the Company and the nominating shareholder. All of the nominees on the proxy card are current members of our Board of Directors and were recommended by the Committee.

            Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to Corporate Governance Committee, c/o Corporate Secretary, Duke

Energy Corporation, P.O. Box 1006, Charlotte, NC 28201-1006. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

  •
  the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

  •
  a representation that the recommending shareholder(s) is a holder of record of stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

  •
  the name, age, business address and principal occupation and employment of the recommended nominee;

  •
  any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

  •
  any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules and Securities and Exchange Commission rules and regulations;

  •
  a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

  •
  a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee's willingness to be a director, and (3) consenting to serve as a director if so elected;

  •
  if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

  •
  if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

  •
  all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience, (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Resignation Policy

            Our Principles for Corporate Governance set forth our procedures to be followed if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make a recommendation to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.duke-energy.com/investors/corporate-governance.asp.

Communications with Directors

            Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

    Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Interested parties can communicate with our lead director by writing to the following address:

    Lead Director
    c/o Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Our Corporate Secretary will distribute communications to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Ann Maynard Gray (Chair) Michael G. Browning Mary L. Schapiro

OTHER INFORMATION

Discretionary Voting Authority

            As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires Duke Energy's directors and executive officers, and any persons owning more than ten percent of Duke Energy's common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. During 2007, Form 4s reporting transactions by Mr. Barron, Mr. Hance, Mr. Hauser, Mr. McCollum, Mr. O'Connor, Dr. Rhodes, Mr. Rolfe, Ms. Shaw, Mr. Trent and Mr. Young were filed after their due date. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2007.

Related Person Transactions

            Related Person Transaction Policy.    In 2007, the Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

            Under the policy, if a transaction has been identified as a related person transaction (including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation), our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

            The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board of Directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board of Directors) determines in the good faith exercise of its discretion. All of the transactions described below were approved in accordance with the policy.

            Nucor Corporation.    Duke Energy Indiana, Inc. ("Duke Energy Indiana"), a wholly-owned subsidiary of Duke Energy, and Nucor Corporation ("Nucor"), have entered into an agreement pursuant to which Duke Energy Indiana provides electric service to one of Nucor's plants that is located in the Duke Energy Indiana service territory. Pursuant to this agreement, in 2007, Nucor paid Duke Energy Indiana approximately $48 million for such electric services.

            In addition, from time to time, Duke Energy and/or its subsidiaries and contractors may purchase steel from Nucor.

            Mr. DiMicco, a member of the Board of Directors, is also Chairman, President and Chief Executive Officer of Nucor and therefore may be deemed to have an interest in the transactions described above.

Proposals and Business by Shareholders

            If you wish to submit a proposal for inclusion in the proxy statement for our 2009 annual meeting of shareholders, we must receive it by December 1, 2008.

            In addition, if you wish to introduce business at our 2009 annual meeting (besides that in the Notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our bylaws, and we must receive it no earlier than January 8, 2009 and no later than February 7, 2009. The individuals named as proxy holders for our 2009 annual meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

            Your proposal or notice should be mailed to Duke Energy's Corporate Secretary at P.O. Box 1006, Charlotte, North Carolina 28201-1006.

Electronic Delivery of the 2008 Annual Report and Proxy Materials

            If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery reduces Duke Energy's printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

            In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

            If you elect to receive your Duke Energy materials via the internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.

Householding Information

            Duke Energy has adopted a procedure called "householding," which has been approved by the SEC, for shareholders of record on February 1, 2003. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

            This year, we are seeking consent to householding from shareholders who became shareholders of record after February 1, 2003, and from shareholders who have previously revoked their consent but wish to participate in householding. If you provide consent this year or, if you have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, by e-mail at InvestDUK@duke-energy.com, or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

            A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Appendix A

DUKE ENERGY CORPORATION
EXECUTIVE SHORT-TERM INCENTIVE PLAN
(As Amended and Restated Effective February 26, 2008)

ARTICLE I – General

            SECTION 1.1    Purpose.    The purpose of the Duke Energy Corporation Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Duke Energy Corporation, a Delaware corporation (the "Corporation"), by rewarding selected senior executives of the Corporation and its subsidiaries for their contributions to the Corporation's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards (individually, "Award").

            SECTION 1.2    Administration of the Plan.    The Plan shall be administered by a committee ("Committee") which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Corporation's Board of Directors ("Board") (or such subcommittee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority and discretion to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below ("Participants").

            SECTION 1.3    Eligible Persons.    Awards may be granted only to employees of the Corporation or any of its subsidiaries who are designated "Executive Officers" of the Corporation by the Board. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Corporation or one of its subsidiaries for services performed as an employee of the Corporation or any of its subsidiaries.

ARTICLE II – Awards

            SECTION 2.1    Awards.    The Committee may grant Awards to eligible employees with respect to each fiscal year of the Corporation, subject to the terms and conditions set forth in the Plan.

            SECTION 2.2    Terms of Awards.    No later than 90 days after the commencement of each fiscal year of the Corporation, the Committee shall establish (i) performance targets ("Performance Targets") for the Corporation for such fiscal year ("Performance Periods") and (ii) target awards ("Target Awards") that correspond to the Performance Targets, for each eligible employee to whom an Award for the Performance Period is granted ("Participant"). The Performance Targets upon which the payment or vesting of an Award may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; construction projects; legislative efforts; new technology development; environmental efforts; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. Alternatively, the Committee may establish Performance Targets in terms of such strategic objectives as it may from time to time specify for Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

            SECTION 2.3    Limitation on Awards.    The aggregate amount of all Awards paid to any Participant for any Performance Period shall not exceed Six Million Dollars ($6,000,000.00).

            SECTION 2.4    Determination of Award.    The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify in writing whether any Performance Target has been achieved, and, if so, the highest Performance Target that has been achieved, all in the manner required by Section 162(m) of the Code. If any Performance Target has been achieved, the Awards, determined for each Participant with reference to the Target Award that corresponds to the highest Performance Target achieved, for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance, to reflect the failure of the Participant to remain in the continuous employ of the Corporation or its subsidiaries throughout the applicable Performance Period, or for any other reason. Such awards shall become payable in cash as promptly as practicable thereafter, but in no event more than two and one-half months following the end of the calendar year in which the Performance Period ends. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to elect to defer payment of all or any portion of the Award the Participant might earn for a Performance Period, by making a deferral election on such terms and conditions as the Committee may establish from time to time. In the event a Participant terminates employment with the Corporation and its subsidiaries for any reason prior to the last day of the Performance Period, the Participant shall not be entitled to payment of an Award with respect to that Performance Period, unless otherwise determined by the Committee in its sole discretion.

ARTICLE III – Miscellaneous

            SECTION 3.1    No Rights to Awards or Continued Employment.    No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained by the Corporation or any of its subsidiaries. For purposes of the Plan, the transfer of employment of a Participant between the Corporation and any one of its subsidiaries (or between subsidiaries) shall not be deemed a termination of the Participant's employment.

            SECTION 3.2    Restriction on Transfer, Beneficiary.    Awards (or interests therein) to a Participant or amounts payable with respect to a Participant under the Plan are not subject to assignment or alienation, whether voluntary or involuntary. Notwithstanding the foregoing, a Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, any amounts remaining to be paid with respect to the Participant under the Plan. The Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries. To be effective, any such designation, revocation, or redesignation must be in such written form as the Corporation may prescribe and must be received by the Corporation prior to the Participant's death. If a Participant dies without effectively designating a beneficiary or if all designated beneficiaries predecease the Participant, any amounts remaining to be paid with respect to the Participant under the Plan shall be paid to the Participant's estate.

            SECTION 3.3    Tax Withholding.    The Corporation or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state, local or other taxes required by law to be withheld with respect to such payments.

            SECTION 3.4    No Restriction on Right of Corporation to Effect Changes.    The Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Corporation or a subsidiary or division thereof or any other event or series of events, whether of a similar character or otherwise.

            SECTION 3.5    Source of Payments.    The Corporation shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Corporation, such rights shall be no greater than those of an unsecured creditor.

            SECTION 3.6    Termination and Amendment.    The Plan shall continue in effect until terminated by the Board. The Committee may at any time amend or otherwise modify the Plan in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or Corporation stockholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code.

            SECTION 3.7    Governmental Regulations.    The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

            SECTION 3.8    Headings.    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

            SECTION 3.9    Governing Law.    The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the state of North Carolina.

            SECTION 3.10    Effective Date.    The Plan is an amendment and restatement of the Plan by the Board that is effective as of February 26, 2008; provided, however, subject to the approval of the stockholders of the Corporation. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. At the sole discretion of the Board, in order to comply with the requirements of Section 162(m) of the Code, the business measures set forth in Section 2.2 above that may be used for Performance Targets for Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be reapproved by the stockholders of the Corporation no later than the first meeting of such stockholders that occurs in the fifth calendar year following the calendar year in which such stockholders previously approved such business measures for such purpose.

            SECTION 3.11    Successors.    All obligations of the Corporation under the Plan shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

            IN WITNESS WHEREOF, the Plan, as amended effective February 26, 2008, is executed on behalf of the Corporation this     day of                          , 2008.

DUKE ENERGY CORPORATION
By:

Appendix B

CDB Energy Services Executive Compensation Database

AES
AGL Resources
Allegheny Energy
Allete
Ameren
American Electric Power
American Transmission
Aquila
Atmos Energy
Avista
California Independent System Operator
CenterPoint Energy
CH Energy Group
Cleco
CMS Energy
Colorado Springs Utilities
Consolidated Edison
Constellation Energy
Covanta Energy
Dominion Resources
DTE Energy
Duke Energy
Dynegy
E.ON U.S.
Edison International
El Paso
Enbridge Energy
Energen
Energy East
Energy Northwest
Enron
Entergy
Equitable Resources
Eugene Water & Electric Board
Exelon
FirstEnergy
FPL Group
Great Plains Energy
Hawaiian Electric
IDACORP
JEA
Lower Colorado River Authority
MarkWest Energy
MDU Resources
MGE Energy
Mirant
National Enrichment Facility
National Fuel Gas
New York Independent System Operator
New York Power Authority
Nicor
NorthWestern Energy
NRG Energy
NSTAR
Nuclear Management
NW Natural
Oglethrope Power
Omaha Public Power
ONEOK
Otter Tail
Pacific Gas & Electric
PacifiCorp
Peoples Energy
Pepco Holdings
Pinnacle West Capital
PNM Resources
Portland General Electric
PPL
Prisma Energy
Progress Energy
Public Service Enterprise
Puget Energy
Reliant Resources
Salt River Project
SCANA
Sempra Energy
Southern Company
Southern Union
STP Nuclear Operating
SUEZ Energy North America
Targa Resources
TECO Energy
Tennessee Valley Authority
TransCanada
TXU
UIL Holdings
UniSource Energy
United States Enrichment
Unitil
Vectren

B-1

Westar Energy
Williams Companies
Wisconsin Energy
Wolf Creek Nuclear
WPS Resources
Xcel Energy

B-2

Appendix C

2006 General Industry CDB Executive Compensation Database

AAI
Abbott Laboratories
Accenture
ACH Food
Advanced Medical Optics
Advanced Micro Devices
ADVO
Aerojet
Air Products and Chemicals
Alcatel USA
Alcoa
Alcon Laboratories
Allergan
Alliant Techsystems
Alstom Power
Atlanta Pharma
Altria Group
American Airlines
American Standard
Ameron
AMETEK
Amgen
Ann Taylor Stores
Apple Computer
Applied Materials
ARAMARK
ArvinMeritor
Ashland
AstraZeneca
AT&T
Austin Industries
Automatic Data Processing
Avaya
Avery Dennison
BAE Systems - CNI Division
Barnes Group
Barrick Gold of North America
Baxter International
Bayer
Beckman Coulter
BellSouth
Best Buy
Big Lots
Black & Decker
Bob Evans Farms
Boehringer Ingelheim
Boeing
Boston Scientific
Bracco Diagnostics
Brady
Brinker International
Bristol-Myers Squibb
Burlington Northern Santa Fe
Cadbury-Schweppes North America
Cameron International
Campbell Soup
Cardinal Health
Cargill
Carpenter Technology
Caterpillar
CDI
C&D Technologies
Celestica
Celgene
Cendant
Cephalon
Ceridian
Charter Communications
Chemtura
C.H. Guenther & Son
CHS
CH2M Hill
Cincinnati Bell
Cingular Wireless
CITGO Petroleum
Clarke American Checks
Clear Channel Communications
Clorox
Coca-Cola
Colgate-Palmolive
Combe
ConAgra Foods
Constellation Brands
Convergys
Cooper Tire & Rubber
Corn Products
Corporate Express
Covance
Crown Castle
Crown Holdings

CSX
Cytec
Dade Behring
Daiichi Sankyo
DaimlerChrysler
Darden Restaurants
Dell
Dendrite International
Denny's
Dentsply
Diageo North America
Dial
Discovery Communications
Donaldson
Dow Chemical
DuPont
Eastman Chemical
Eaton
eBay
Ecolab
EDS
Elan Pharmaceuticals
Eli Lilly
EMC
EMCOR Group
Emdeon
Emerson
Encana Oil & Gas USA
Engelhard
Equifax
Fairchild Controls
FANUC Robotics America
Fleetwood Enterprises
Fluke
Fluor
Ford
Forest Laboratories
Fortune Brands
Freeport-McMoRan Copper & Gold
Gap
Gartner
GATX
Genentech
General Dynamics
General Mills
General Motors
Genzyme
Georgia Gulf
Gilead Sciences
G&K Services
GlaxoSmithKline
Goodrich
Goodyear Tire & Rubber
Gorton's
GROWMARK
GTECH
Haemonetics
Harley-Davidson
Harman International Industries
Harsco
Hasbro
Hawaiian Telecom
H.B. Fuller
Herbalife International of America
Hercules
Herman Miller
Hershey Foods
Hess
Hewlett-Packard
Hexcel
Hilton Hotels
H.J. Heinz
Hoffmann-La Roche
Honeywell
Houghton Mifflin
Hovnanian Enterprises
IAC/InterActive
IBM
ICI
IDEX
IKON Office Solutions
IMS Health
Ingersoll-Rand
Intel
InterContinental Hotels
International Flavors & Fragrances
International Paper
Irving Oil
Itochu International
ITT
Jack in the Box
Jacobs Engineering
Jarden
J.C. Penney Company
JM Family
J.M. Smucker
John Crane
Johns-Manville
Johnson Controls
Johnson & Johnson
Jostens
J.R. Simplot

Kaman Industrial Technologies
KB Home
Kellogg
Kennametal
Kerr-McGee
Kimberly-Clark
King Pharmaceuticals
Kinross Gold
Kohler
Kraft Foods
Lafarge North America
Land O'Lakes
Lear
Lexmark International
Lorillard
Lucent Technologies
Macy's
Marriott International
Martin Marietta Materials
Mary Kay
Masco
McDermott
McDonald's
McGraw-Hill
MDS Laboratory Service
MeadWestvaco
Medco Health Solutions
Media General
MedImmune
Medtronic
Merck
Meredith
Metaldyne
Methode Electronics
Microsoft
Milacron
Millennium Pharmaceuticals
Millipore
Mine Safety Appliances
Mission Foods
Modine Manufacturing
Molex
Molson Coors Brewing
Monaco Coach
Motorola
MSC Industrial Direct
Nalco
National Semiconductor
Navistar International
NCS Pearson
Nestle USA
NIKE
Noranda Aluminum
Norfolk Southern
Nortel Networks
Northrop Grumman
Novartis
Novo Nordisk Pharmaceuticals
Occidental Petroleum
Omnova Solutions
Organon
Packaging of America
Panasonic of North America
Parker Hannifin
Par Pharmaceutical
Parsons
Pepsico
PerkinElmer
Pernod Ricard USA
Pfizer
Philips Electronics North America
Plexus
PPG Industries
Procter & Gamble
ProQuest
Purdue Pharma
QLT
QUALCOMM
Qwest Communications
Ralcorp Holdings
Raytheon
Revlon
Reynolds American
Reynolds and Reynolds
Rich Products
Rinker Materials
Rio Tinto
RISO
Robert Bosch
Roche Pal Alto
Rockwell Automation
Rockwell Collins
Rohm and Haas
Russell
Sabre
Safeway
SAIC
Sanofi-Aventis
Schering-Plough
Schneider Electric
Schwan's
S.C. Johnson

Scotts Miracle-Gro
Seagate Technology
Sensata Technologies
Sherwin-Williams
Siemens
Sigma-Aldrich
Sirius Satellite Radio
Sodexho
Solvay America
Solvay Pharmaceuticals
Sonoco Products
Sony Electronics
Sports Authority
Springs Global US
Sprint Nextel
Standard Register
Staples
Starbucks
Starwood Hotels & Resorts
Steelcase
St. Jude Medical
St. Lawrence Cement
SunGard Data Systems
Sun Microsystems
Sunoco
Syngenta
TAP Pharmaceuticals
Target
TDS Telecom
Terex
Texas Instruments
Textron
Thomas & Betts
Thomson Corporation
3M
Time Warner
Toro
Tupperware
Tyco Electronics
UCB
Unilever United States
Union Pacific
Unisys
United Parcel Service
United States Cellular
United Stationers
United Technologies
USG
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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on Wednesday, May 7,

2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Duke Energy in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the

Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time, on Wednesday, May 7, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Duke Energy Corporation,

c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  DUKEE1                    KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends a vote “For All” Director nominees			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of eleven directors		☐	☐	☐

	01) William Barnet, III	07) James T. Rhodes
	02) G. Alex Bernhardt, Sr.	08) James E. Rogers
	03) Michael G. Browning	09) Mary L. Schapiro
	04) Daniel R. DiMicco	10) Philip R. Sharp
	05) Ann Maynard Gray	11) Dudley S. Taft
06) James H. Hance, Jr.

The Board of Directors recommends a vote “For” Proposals 2 and 3

			For	Against	Abstain

2.		Ratification of Deloitte & Touche LLP as Duke Energy Corporation’s independent public accountant for 2008	☐	☐	☐
3.		Approval of the amended and restated Duke Energy Corporation Executive Short-Term Incentive Plan	☐	☐	☐

I have provided written comments on the back of this card.					☐

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Directions to
Annual Meeting of Shareholders

Duke Energy

Energy Center

526 South Church Street

Charlotte, NC  28202

From I-77 North:

Take the Morehead Street exit - 10A

Turn Left onto Morehead Street

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B

Merge onto I-277 N/US-74 E.

Take the Carson Blvd. exit - 1D

Stay straight to Carson Blvd.

Turn left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

Free Parking available in the Mint Street Parking Deck.

1 - Energy Center

2 - Mint Street Parking Deck

3 - Bank of America Stadium

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Summary Annual Report and Form 10-K are available at www.proxyvote.com.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DUKE ENERGY CORPORATION

Annual Meeting of Shareholders

May 8, 2008 at 10:00 a.m.

Energy Center - O.J. Miller Auditorium

526 South Church Street

Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James E. Rogers, David L. Hauser, Julia S. Janson and Marc E. Manly, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on May 8, 2008 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors’ recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Comments:  _______________________________________________________________________________

__________________________________________________________________________________________

(If you noted any Comments above, please mark corresponding box on the reverse side.)

QuickLinks

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ON THE BOARD OF DIRECTORS
PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008
PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED DUKE ENERGY CORPORATION EXECUTIVE SHORT-TERM INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
OTHER INFORMATION
  Appendix A
  Appendix B
  Appendix C